                                                                 Exhibit 4.16

                            REVOLVING CREDIT FACILITY



                                 BY AND BETWEEN



                   DEVELOPERS DIVERSIFIED REALTY CORPORATION,



                                       AND



                               NATIONAL CITY BANK



                          Dated as of November 13, 1996

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
Article 1         Interpretation.......................................................................  1
         Section 1.1               General.............................................................  1
         Section 1.2               Definitions.........................................................  1
                  ABR Applicable Margin................................................................  1
                  Accountants..........................................................................  1
                  Acquisition..........................................................................  1
                  Adjusted Prime Rate..................................................................  2
                  Affiliate............................................................................  2
                  Applicable Margin....................................................................  2
                  Assets Under Development.............................................................  2
                  Business Day.........................................................................  2
                  Capital Stock........................................................................  2
                  Cash Equivalents.....................................................................  2
                  Closing Date.........................................................................  3
                  Code.................................................................................  4
                  Consolidated Capitalization Value....................................................  4
                  Consolidated Cash Flow...............................................................  4
                  Consolidated Debt Service............................................................  4
                  Consolidated Interest Expense........................................................  4
                  Consolidated Market Value............................................................  4
                  Consolidated Net Income..............................................................  4
                  Consolidated Net Worth...............................................................  4
                  Consolidated Outstanding Indebtedness................................................  5
                  Consolidated Secured Indebtedness....................................................  5
                  Consolidated Senior Unsecured Indebtedness...........................................  5
                  Consolidated Subsidiaries............................................................  5
                  Contingent Obligation................................................................  5
                  Default..............................................................................  6
                  Default Interest Rate................................................................  6
                  Distribution.........................................................................  6
                  Draw Date............................................................................  6
                  Environmental Laws...................................................................  6
                  ERISA................................................................................  6
                  Event of Default.....................................................................  7
                  Financial Undertaking................................................................  7
                  Funds From Operations................................................................  7
                  Generally Accepted Accounting Principles or GAAP.....................................  7
                  Governmental Authority...............................................................  7
                  Hazardous Substances.................................................................  7
                  Head Office..........................................................................  8
                  Indebtedness.........................................................................  8
                  Indebtedness for Borrowed Money......................................................  9

                  Interest Period...................................................................... 10
                  Late Charge.......................................................................... 10
                  Legal Requirements................................................................... 10
                  LIBOR................................................................................ 10
                  LIBOR Applicable Margin.............................................................. 11
                  LIBOR Break Funding Costs............................................................ 11
                  LIBOR Break Funding Event............................................................ 11
                  LIBOR Rate........................................................................... 11
                  LIBOR Rate Loan...................................................................... 11
                  Licenses and Permits................................................................. 11
                  Lien................................................................................. 11
                  Loan Documents....................................................................... 11
                  Loans................................................................................ 11
                  Material Adverse Effect.............................................................. 12
                  Maturity Date........................................................................ 12
                  Net Operating Income................................................................. 12
                  Notes................................................................................ 12
                  Obligations.......................................................................... 12
                  Payment Authorization................................................................ 13
                  Permitted Acquisitions............................................................... 13
                  Permitted Liens...................................................................... 13
                  Person............................................................................... 13
                  Prime Rate........................................................................... 13
                  Prim................................................................................. 13
                  Project.............................................................................. 13
                  Property............................................................................. 13
                  Rate Option.......................................................................... 13
                  REIT................................................................................. 13
                  Request For Advance.................................................................. 13
                  Securities........................................................................... 13
                  Subordinated Indebtedness............................................................ 14
                  Subsidiary........................................................................... 14
                  Substantial Portion.................................................................. 14
                  Type................................................................................. 14
                  Unencumbered Asset................................................................... 14
                  Unfunded Liabilities................................................................. 15
                  Unmatured Default.................................................................... 15
                  Unrestricted Cash and Cash Equivalents............................................... 15
                  Value of Unencumbered Assets......................................................... 15

Article 2         The Loans............................................................................ 16
         Section 2.1               The Loans........................................................... 16
         Section 2.2               The Notes........................................................... 16
         Section 2.3               Interest Payable on the Loans....................................... 16

         Section 2.4               Repayments and Prepayments of Principal............................. 19
         Section 2.5   Payments and Computations....................................................... 20
         Section 2.6               Payments to be Free of Deductions................................... 22
         Section 2.7               Use of Proceeds..................................................... 22
         Section 2.8   LIBOR Break Funding Cost........................................................ 22
         Section 2.9               Additional Costs.................................................... 23
         Section 2.10              Indemnification for Losses.......................................... 25
         Section 2.11              Statements by National City......................................... 25
         Section 2.12              Requests for Advances............................................... 26

Article 3         Conditions Precedent To Disbursements................................................ 26
         Section 3.1   Conditions Precedent to Disbursements........................................... 26

Article 4         Affirmative Covenants of Borrower.................................................... 28
         Section 4.1               Reports and Other Information....................................... 28
         Section 4.2               Maintenance of Property; Insurance.................................. 30
         Section 4.3               Consolidated Net Worth.............................................. 30
         Section 4.4               Indebtedness and Cash Flow Covenants................................ 30
         Section 4.5               Corporate Existence................................................. 31
         Section 4.6               Compliance with Laws................................................ 31
         Section 4.7               Notice of Litigation: Judgments..................................... 31
         Section 4.8               Notice of Other Events.............................................. 32
         Section 4.9               Inspections......................................................... 32
         Section 4.10              Payment of Taxes and Other Claims................................... 32
         Section 4.11              Payment of Indebtedness............................................. 33
         Section 4.12              Performance of Obligations Under the Loan........................... 33
         Section 4.13              Governmental Consents and Approvals................................. 33
         Section 4.14              Notice as to Certain Documents...................................... 34
         Section 4.15              Notice of Termination of Certain Documents.......................... 34
         Section 4.16              Environmental Matters............................................... 35
         Section 4.17              Further Assurances.................................................. 36
         Section 4.18              Borrower's Depository Accounts...................................... 36
         Section 4.19              Use of Proceeds..................................................... 36

Article 5         Negative Covenants Of Borrower....................................................... 36
         Section 5.1               Limitation on Nature of Business.................................... 36
         Section 5.2               Limitation on Consolidation and Merger.............................. 36
         Section 5.3               Limitation on Distributions, Dividends, Acquisitions and
                                   Investments......................................................... 37
         Section 5.4               Acquisition of Margin Securities.................................... 38
         Section 5.5               Sale and Leaseback.................................................. 38
         Section 5.6               Liens............................................................... 38
         Section 5.7               Affiliates.......................................................... 39
         Section 5.8               Financial Undertakings.............................................. 39

         Section 5.9               Variable Interest Indebtedness...................................... 39

Article 6         Events Of Default; Remedies.......................................................... 39
         Section 6.1               Events of Default................................................... 39
         Section 6.2               Acceleration of Obligations......................................... 41
         Section 6.3               No Implied Waiver; Rights Cumulative................................ 42

Article 7         Provisions Of General Application.................................................... 42
         Section 7.1               Duration............................................................ 42
         Section 7.2               Notices............................................................. 42
         Section 7.3               Survival of Representations......................................... 44
         Section 7.4               Amendments.......................................................... 44
         Section 7.5               Costs, Expenses, Taxes and Indemnification.......................... 44
         Section 7.6               Set-Off............................................................. 45
         Section 7.7               Binding Effect...................................................... 45
         Section 7.8               Governing Law; Jurisdiction and Venue............................... 46
         Section 7.9               Waiver Jury......................................................... 46
         Section 7.10              Waivers............................................................. 46
         Section 7.11              Integration of Schedules and Exhibits............................... 46
         Section 7.12              Headings............................................................ 46
         Section 7.13              Counterparts........................................................ 47
         Section 7.14              Severability........................................................ 47
         Section 7.15              One General Obligation.............................................. 47
         Section 7.16              Confidentiality..................................................... 47



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                                                                     Exhibit 99




                            REVOLVING CREDIT FACILITY


THIS REVOLVING CREDIT FACILITY (this "AGREEMENT") dated as of November 13, 1996, is by and between DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation ("BORROWER") and NATIONAL CITY BANK, a national banking association ("NATIONAL CITY"). For good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:


                                  ARTICLE 1

                                INTERPRETATION

SECTION 1.1 GENERAL. For the purposes of this Agreement the following general rules of interpretation shall apply to the extent they are not clearly inconsistent with the context or the subject matter of specific provisions hereof.

         (a) The expression "THIS AGREEMENT" shall mean this Credit Facility (including all of the Schedules and Exhibits annexed hereto) as originally executed, or, if supplemented, amended or restated from time to time, as so supplemented, amended or restated.

         (b) Singular nouns shall include the plural and vice versa, and all references to dollars shall mean United States Dollars.

         (c) Accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with Generally Accepted Accounting Principles (as hereinafter defined).

         (d) All Schedules and Exhibits to this Agreement shall be deemed to be incorporated herein by reference.

SECTION 1.2 DEFINITIONS. In addition to terms defined elsewhere in this Agreement, the terms set forth below shall have the following meanings for the purpose of this Agreement:

         "ABR APPLICABLE MARGIN" means, as of any date, the Applicable Margin in effect on such date with respect to Prime Rate Loans.

         "ACCOUNTANTS" means Price, Waterhouse & Co., or such other nationally recognized firm of certified public accountants as may from time to time be selected by Borrower and acceptable to National City.

         "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

         "ADJUSTED PRIME RATE" means, at any time, the sum of the Prime Rate plus the ABR Applicable Margin in effect at such time.

         "AFFILIATE" means, in relation to any Person (in this definition called "AFFILIATED PERSON"), any Person (other than a Subsidiary) which (directly or indirectly) controls or is controlled by or is under common control with such Affiliated Person. For the purposes of this definition, the term "control" shall mean the possession (directly or indirectly) of the power to direct or to cause the direction of the management or the policies of a Person, whether through the ownership of shares of any class in the capital or any other voting securities of such Person, by contract or otherwise.

         "APPLICABLE MARGIN" means the applicable margin set forth in the table in Section 2.3 used in calculating the interest rate applicable to the various Types of Loans, which shall vary from time to time in accordance with Borrower's long term unsecured debt ratings.

         "ASSETS UNDER DEVELOPMENT" means, as of any date of determination, any Project, or expansion area of an existing Project, owned by Borrower or any of its Subsidiaries which is then treated as an asset under development under GAAP and which has been designated by Borrower as an "Asset Under Development" for purposes of this Agreement, both such land and improvements under construction to be valued for purposes of this Agreement at then-current book value, as determined in accordance with GAAP; provided, however, in no event shall Assets Under Development include any Project or any expansion area of an existing Project for more than 270 days.

         "BUSINESS DAY" means any day other than a Saturday or Sunday on which commercial banking institutions are open for business in Cleveland, Ohio.

         "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

         "CASH EQUIVALENTS" means, as of any date:

         (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date;

         (b) mutual funds organized under the United States Investment Company Act rated AAm or AAm-G by S&P, P-1 by Moody's and A by Fitch;

         (c) certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1 by S&P, not less than P-1 by Moody's and F-1 by Fitch (or in each case. if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase;

         (d) certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1+ by S&P, and not less than P-1 by Moody's and which has a long term unsecured debt rating of not less than A1 by Moody's (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date three months from the date of their purchase;

         (e) bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody's and having a long term debt rating of not less than A-1 by Moody's issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;

         (f) repurchase agreements issued by an entity rated not less than A-1+ by S&P, and not less than P-1 by Moody's which are secured by U.S. Government securities of the type described in clause (i) of this definition maturing on or prior to a date one month from the date the repurchase agreement is entered into;

         (g) short term promissory notes rated not less than A-1+ by S&P, and not less than P-1 by Moody's maturing or to be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase; and

         (h) commercial paper (having original maturities of not more than 365 days) rated as least A-1+ by S&P and P-1 by Moody's and issued by a foreign or domestic issuer who, at the time of the investment, has outstanding long-term unsecured debt obligations rated at least A-1 by Moody's.

         "CLOSING DATE" means the date of this Agreement.

         "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor federal tax code; any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

         "CONSOLIDATED CAPITALIZATION VALUE" means, as of any date, an amount equal to the sum of (i) Consolidated Cash Flow for the most recent period of two consecutive fiscal quarters for which the Borrower has reported results to National City (excluding any portion of Consolidated Cash Flow attributable to Assets Under Development and Projects acquired by Borrower or its Subsidiaries during such period) MULTIPLIED BY 2, and DIVIDED BY 0.10 PLUS (ii) with respect to each Project so acquired by Borrower or its Subsidiaries during such period, Borrower's estimated annual Net Operating Income for such Project based on leases in existence at the date of such acquisition DIVIDED BY 0.10.

         "CONSOLIDATED CASH FLOW" means, for any period, an amount equal to (a) Funds From Operations for such Period PLUS (b) Consolidated Interest Expense for such period.

         "CONSOLIDATED DEBT SERVICE" means, for any period, (a) Consolidated Interest Expense for such period PLUS (b) the aggregate amount of scheduled principal payments of Indebtedness (excluding optional prepayments and scheduled principal payments in respect of any Indebtedness which is not amortized through equal periodic installments of principal and interest over the term of such Indebtedness) required to be made during the period by Borrower or any of its Consolidated Subsidiaries.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the amount of interest expense of Borrower and its Subsidiaries for such period on the aggregate principal amount of their Indebtedness, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED MARKET VALUE" means, as of any date, an amount equal to the sum of (a) the Consolidated Capitalization Value as of such date, PLUS (b) 100% of the value of Unrestricted Cash and Cash Equivalents, PLUS (c) the lesser of (i) the value of Assets Under Development, or
         (ii) ten percent (10%) of the Consolidated Capitalization Value.

         "CONSOLIDATED NET INCOME" means, for any period, consolidated net income (or loss) of Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded (a) the income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries and (b) the undistributed earnings of any Subsidiary which has not furnished a Subsidiary Guaranty to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary.

         "CONSOLIDATED NET WORTH" means, as of any date of determination, an amount equal to (a) Consolidated Market Value MINUS (b) Consolidated Outstanding Indebtedness as of such date.

         "CONSOLIDATED OUTSTANDING INDEBTEDNESS" means, as of any date of determination, all Indebtedness for Borrowed Money of Subsidiaries outstanding at such date, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED SECURED INDEBTEDNESS" means, as of any date of determination, the sum of (a) the aggregate principal amount of all Indebtedness of Borrower and its Subsidiaries outstanding at such date secured by any Lien on the Property of Borrower or its Subsidiaries, without regard to recourse, plus (b) the excess, if any, of the aggregate principal amount of all Senior Unsecured Indebtedness of the Subsidiaries of Borrower which have not furnished Subsidiary Guaranties over $5,000,000, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED SENIOR UNSECURED INDEBTEDNESS" means, as of any date of determination, the aggregate principal amount of all Senior Unsecured Indebtedness of Borrower and its Subsidiaries outstanding at such date, including without limitation all the outstanding Indebtedness under this Agreement as of such date, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED SUBSIDIARIES" means all of Borrower's direct, wholly-owned subsidiaries with which Borrower reports financial results on a consolidated basis in accordance with GAAP.

         "CONTINGENT OBLIGATION" means any direct or indirect liability, contingent or otherwise, with respect to any Indebtedness, lease, dividend, letter of credit, banker's acceptance or other obligation of another Person incurred to provide assurance to the obligee of such obligation that such obligation will be paid or discharged, that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations shall include, without limitation,

         (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by any Person of the obligation of another Person; and

         (b) any liability for the obligations of another Person through any agreement (contingent or otherwise)

                  (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation

                           (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or

                  (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another,

                  if in the case of any agreement described under subclauses
                  (i), (ii) or (iii) of this sentence the purpose or intent thereof is to provide the assurance described above. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

         "DEFAULT" means any event or occurrence which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

         "DEFAULT INTEREST RATE" means an annual rate of interest equal to the lesser of

         (a)      one percent (1.0%) above the Prime Rate; or

         (b) the maximum rate of interest which may lawfully be charged in respect of the Obligations.

         "DISTRIBUTION" means:

         (a) The declaration or payment of any dividends or other distributions on or in respect of capital stock (except distributions in such common stock); or

         (b) The redemption, acquisition or other retirement of Securities, except such redemptions, acquisitions or other retirements made as a part of the same transaction from the net proceeds of the sale of such Securities.

         "DRAW DATE" means, in relation to any Loan, the day on which such Loan is made or to be made to Borrower pursuant to this Agreement.

         "ENVIRONMENTAL LAWS" means all present and future laws, statutes, ordinances, rules, regulations, orders, and determinations of any Federal, state or local governmental authority pertaining to health, protection of the environment, natural resources, conservation, wildlife, waste management, regulation of activities involving Hazardous Substances, and pollution, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("SUPERFUND" or "CERCLA"), 42 U.S.C. Section 9601 et seq., the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. Section 9601(20)(D), the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act (the "CLEAN WATER ACT"), 33 U.S.C. Section 1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C.
         Section 7401 et seq., and the Toxic Substances Control Act ("TCSA"), 15 U.S.C. Section 2601 et seq., together with any and all applicable licenses, permits or governmental approvals pertaining to, or establishing standards with respect to, any of the foregoing matters, as any of the foregoing may be amended or supplemented.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and the rules and regulations issued thereunder, as the same may be amended from time to time.

         "EVENT OF DEFAULT" means any event or condition described in Section
         6.1 of this Agreement.

         "FINANCIAL UNDERTAKING" of a Person means

         (a) any transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person, or

         (b) any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

         "FUNDS FROM OPERATIONS" means, for any period, Consolidated Net Income for such period, excluding gains (losses) on sales of property, non-recurring charges and extraordinary items, adjusted for non-cash charges (including, without limitation, depreciation and amortization, and equity gains (losses) from each unconsolidated joint venture included therein, but excluding any amortization of deferred finance costs), plus the proportionate share of funds from operations of each unconsolidated joint venture that is due to Borrower or any Subsidiary for such period, all determined on a consistent basis.

         "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means generally accepted accounting principles in effect from time to time in the United States, consistently applied.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political jurisdiction thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "HAZARDOUS SUBSTANCES" means

         (a) any hazardous wastes and/or toxic chemicals, materials, substances or wastes as defined by or for the purposes of any of the Environmental Laws;

         (b) any "OIL", as defined by the Clean Water Act, as amended from time to time, and regulations promulgated thereunder (including crude oil or any fraction thereof and any petroleum products or derivatives thereof);

         (c) any substance, the presence of which is prohibited, regulated or controlled by any other applicable federal or state or local laws, regulations, statutes or ordinances now in force or hereafter enacted relating to waste disposal or environmental protection with respect to the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, emission, discharge, disposal, abatement, cleanup, removal, remediation or handling of any such substances;

         (d) any asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBS") in the form of electrical equipment, fluorescent light fixtures with ballasts, cooling oils or any other form, urea formaldehyde or atmospheric radon at levels which violate the applicable standards therefor set by applicable Environmental Laws;

         (e) any solid, liquid, gaseous or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, alkalis, acids, chemicals, pesticides, herbicides, sewage, industrial sludge or other similar wastes;

         (f)      industrial, nuclear or medical by-products; and

         (g)      any underground storage tanks.

         "HEAD OFFICE" means the head office of National City, located at 1900 East Ninth Street, Cleveland, Ohio 44101-0756, or such other office as may be designated as such by written notice to Borrower by National City.

         "INDEBTEDNESS" means, in relation to any Person, at any time, all of the obligations of such Person which, in accordance with GAAP, would be classified as indebtedness upon a balance sheet (including any footnote thereto) of such Person prepared at such time, and in any event shall include, without limitation:

         (a) all indebtedness of such Person arising or incurred under or in respect of

                  (i) any guaranties (whether direct or indirect) by such Person of the indebtedness, obligations or liabilities of any other Person, or

                  (ii) any endorsement by such Person of any of the indebtedness, obligations or liabilities of any other Person (otherwise than as an endorser of negotiable instruments received in the ordinary course of business and presented to commercial banks for collection of deposit), or

                  (iii) the discount by such Person, with recourse to such Person, of any of the indebtedness, obligations or liabilities of any other Person;

         (b) all indebtedness of such Person arising or incurred under or in respect of any agreement, contingent or otherwise made by such Person

                  (i) to purchase any indebtedness of any other Person or to advance or supply funds for the payment or purchase of any indebtedness of any other Person or

                  (ii) to purchase, sell or lease (as lessee or lessor) any property, products, materials or supplies or to purchase or sell transportation or services, primarily for the purpose of enabling any other Person to make payment of any indebtedness of such other Person or to assure the owner or holder of such other Person's indebtedness against loss, regardless of the delivery or non-delivery of the property, products, materials or supplies or the furnishing or non-furnishing of the transportation or services, or

                  (iii) to make any loan, advance, capital contribution or other investment in any other Person for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for or as at any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in any other Person;

         (c) all indebtedness, obligations and liabilities secured by or arising under or in respect of any Lien, upon or in Property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, obligations and liabilities;

         (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, even though the rights and remedies of the seller or lender (or lessor) under such agreement in the event of default are limited to repossession or sale of such Property; and

         (e) all indebtedness arising or incurred under or in respect of any Contingent Obligation.

         "INDEBTEDNESS FOR BORROWED MONEY" means at any time, all Indebtedness required by GAAP to be reflected as such on Borrower's balance sheet, including, as appropriate, all Indebtedness

         (a) in respect of any money borrowed (including pursuant to this Agreement);

         (b) under or in respect of any Contingent Obligation (whether direct or indirect) of any money borrowed;

         (c) evidenced by any loan or credit agreement, promissory note, debenture, bond, guaranty or other similar written obligation to pay money; or

         (d) arising under leases which, in accordance with GAAP, should be reflected as indebtedness on a balance sheet.

         "INTEREST PERIOD" means:

         (a) For each LIBOR Rate Loan, the period commencing on the Draw Date and ending one, two, three, four, five or six months thereafter, provided that:

                  (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the Business Day immediately preceding such day;

                  (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iii) any Interest Period shall end on or before the Maturity Date.

         (b) For each Prime Rate Loan, the period commencing on the Draw Date for such Loan and ending on the earliest of

                  (i) the date on which such Prime Rate Loan is repaid by Borrower;

                  (ii) the date on which such Prime Rate Loan is converted to a LIBOR Rate Loan pursuant to Section 2.3 hereof, or

                  (iii)    the Maturity Date.

         "LATE CHARGE" means with respect to any delinquent payment of principal or interest hereunder, a fee that is equal to the greater of One Hundred Dollars ($100.00) or one percent (1.0%) of the delinquent payment, charged to Borrower or added to the unpaid balance of the Notes whenever any payment of principal or interest is not paid when due.

         "LEGAL REQUIREMENTS" means all applicable laws, rules, regulations, ordinances, judgments, orders, decrees, injunctions, arbitral awards, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, and officials and officers thereof, that are in effect now or at any time in the future.

         "LIBOR" means the rate (rounded upward to the next highest 1/100 of 1%) obtained by dividing (a) the rate of interest per annum determined by National City equal to the offered rates for deposits in U.S. Dollars of one, two, three, four, five or six-month periods (as the case may be) commencing of the first date of the applicable Interest Period for which such rate is determined, as such rate appears on the Telerate system as of 11:00 a.m. (London, England time) on the date which is two
         (2) Business Days preceding the first day of such Interest Period, for a period comparable to the duration of such Interest Period and in an amount comparable to the amount of the LIBOR Rate Loan to be outstanding during such Interest Period, by (b) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against "LIBOR Rate liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the LIBOR Rate is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of a bank to United States residents) on such date to any member bank of the Federal Reserve System.

         "LIBOR APPLICABLE MARGIN" means, as of any date, the Applicable Margin in effect on such date with respect to LIBOR Rate Loans.

         "LIBOR BREAK FUNDING COSTS" means an amount sufficient to reimburse National City for any and all loss, cost or expense actually incurred by National City as the result of the occurrence of any LIBOR Break Funding Event, determined by multiplying the amount of the principal prepayment hereunder by the difference, if any, between (a) LIBOR for a term then available closest to the remaining duration of the Interest Period for the principal sum being prepaid, and for an amount comparable to such principal sum, and (b) the LIBOR Rate in effect for the principal sum being so prepaid, immediately prior to the prepayment of such sum, all as determined as of the date of the occurrence of the LIBOR Break Funding Event.

         "LIBOR BREAK FUNDING EVENT" means any of the events or occurrences set forth in Sections 2.8(a) or 2.8(b).

         "LIBOR RATE" means for each Interest Period applicable to each LIBOR Rate Loan, the sum of LIBOR PLUS the LIBOR Applicable Margin in effect as of the Draw Date for such Loan.

         "LIBOR RATE LOAN" means a Loan which bears interest at the LIBOR Rate.

         "LICENSES AND PERMITS" means all licenses, permits, registrations and recordings thereof now owned or hereafter acquired by Borrower and necessary for the business operations of Borrower, together with all applications for the foregoing.

         "LIEN" means any lien, mortgage, pledge, security interest, charge or other encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest.

         "LOAN DOCUMENTS" means this Agreement, the Notes and any other agreement, instrument, certificate or document now or hereafter executed in connection with or pursuant to this Agreement, together with any and all modifications, amendments and supplements thereof (each, singly, a "LOAN DOCUMENT").

         "LOANS" means the loans (each, singly, a "LOAN") made or to be made to Borrower pursuant to this Agreement.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on

         (a) the business, Property or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole,

         (b) the ability of Borrower to perform its obligations under the Loan Documents, or

         (c)      the validity or enforceability of any of the Loan Documents.

         "MATURITY DATE" means the earlier of (a) September 1, 1999, subject to extension in accordance with Section 2.1 of this Agreement, or (b) the date on which the entire outstanding balance of the Notes shall become due and payable (whether as a result of acceleration or otherwise).

         "NET OPERATING INCOME" means, with respect to any Project for any period, "property rental and other income" (as determined by GAAP) attributable to such Project accruing for such period MINUS the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such Project for such period, including, without limitation, Management Fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding interest expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs. As used herein "MANAGEMENT FEES", means, with respect to each Project for any period, an amount equal to (i) three percent (3%) of the aggregate base rent and percentage rent due and payable under leases with anchor tenants at such Project, PLUS (ii) five percent (5%) of the aggregate base rent and percentage rent due and payable under leases with tenants other than anchor tenants at such Project.

         "NOTES" means, collectively, the promissory notes of Borrower in the form of EXHIBIT A. "Note" shall mean any one of the Notes.

         "OBLIGATIONS" means, collectively, all of the indebtedness, obligations and liabilities existing on the date hereof or arising from time to time hereafter, whether direct, indirect, absolute, contingent, joint or several, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of Borrower to National City

         (a)      in respect of the Loans made; or

         (b)      under or in respect of any one or more of the Loan Documents.

         Obligations shall also include, without limitation, all interest, charges and other fees payable hereunder (or under any of the Loan Documents) by Borrower, or due hereunder (or under any of the Loan Documents) from Borrower to National City from time to time, together with all costs and expenses referred to in Section 7.5 herein.

         "PAYMENT AUTHORIZATION" means the form substantially in the form of attached EXHIBIT B, to be executed by Borrower and delivered to National City notifying National City of any payment hereunder or under the Notes, and if appropriate, authorizing National City to debit a designated Borrower's accounts or account for such payment amount.

         "PERMITTED ACQUISITIONS" are defined in Section 5.3.

         "PERMITTED LIENS" are defined in Section 5.6.

         "PERSON" means any individual, company, corporation, association, partnership, joint venture, unincorporated trade or business enterprise, trust, estate, or any other legal entity, or a government (Federal, state or local), court, arbitrator or any agency, instrumentality or official of the foregoing.

         "PRIME RATE" means the fluctuating rate of interest which is publicly announced from time to time by National City at its Head Office as being its "prime rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately and without notice being reflected in the fluctuating interest rate thereafter applicable hereunder, it being specifically acknowledged that the Prime Rate is not necessarily the lowest rate of interest then available from National City on fluctuating-rate loans.

         "PRIME RATE LOAN" means a Loan which bears interest at the Adjusted Prime Rate.

         "PROJECT" means any real estate owned by Borrower or any of its Subsidiaries and operated or intended to be operated as a shopping center or business center.

         "PROPERTY" means any type of real, personal, tangible, intangible or mixed property.

         "RATE OPTION" means the Prime Rate or the LIBOR Rate.

         "REIT" means a qualified real estate investment trust, as defined in the Code.

         "REQUEST FOR ADVANCE" means the form, substantially in the form of attached EXHIBIT C, executed by Borrower and delivered to National City, requesting an advance of Loan proceeds hereunder, and among other items, notifying National City of the intended use of such Loan proceeds.

         "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness which is contractually subordinated to the Obligations on terms reasonably acceptable to National City.

         "SUBSIDIARY" means any corporation in which Borrower (or a Subsidiary of Borrower) owns at least a majority of the securities having voting power for the election of directors.

         "SUBSTANTIAL PORTION" means, with respect to the Property of Borrower and its Subsidiaries, Property which

         (a) represents more than 10% of the consolidated assets of Borrower and its Subsidiaries as would be shown in the consolidated financial statements of Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or

         (b) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "TYPE" means, with respect to any Loan, its nature as a Prime Rate Loan or a LIBOR Rate Loan.

         "UNENCUMBERED ASSET" means, with respect to any Project, at any date of determination, the circumstance that such asset on such date

         (a) is not subject to any Liens or claims (including restrictions on transferability or assignability) of any kind (including any such Lien, claim or restriction imposed by the organizational documents of any Subsidiary, but excluding Permitted Liens,

         (b)      is not subject to any agreement (including

                  (i) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset, and

                  (ii) of applicable, the organizational documents of any Subsidiary)

                  which prohibits or limits the ability of Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any assets or Capital Stock of Borrower or any of its Subsidiaries, including, without limitation, any negative pledge or similar covenant or restriction,

         (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (other than Permitted Liens) on any assets or Capital Stock of Borrower or any of its Subsidiaries, or would entitle any Person to the benefit of any Lien (other than Permitted Liens) on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause), and

         (d) has been improved with an income-producing building or buildings which are substantially completed and occupied.

         For the purposes of this Agreement, any Project of a Subsidiary shall not be deemed to be unencumbered unless both

         (a)      such Project and

         (b) all Capital Stock of such Subsidiary held by Borrowers is unencumbered.

         "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

         "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "UNRESTRICTED CASH AND CASH EQUIVALENTS" means, as of any date of determination, the sum of

         (a) the aggregate amount of Unrestricted cash then held by Borrower or any of their Consolidated Subsidiaries and

         (b) the aggregate amount of Unrestricted Cash Equivalents (valued at the lower of cost and fair market value) then held by Borrower or any of their Consolidated Subsidiaries.

         As used in this definition, "UNRESTRICTED" means the specified asset is not subject to any Liens in favor of any Person.

         "VALUE OF UNENCUMBERED ASSETS" means, for any period of two consecutive fiscal quarters, an amount equal to the sum of

         (a) Net Operating Income attributable to Unencumbered Assets for the most recent period of two consecutive fiscal quarters for which Borrower has reported results to National City (excluding any portion of Net Operating Income attributable to Unencumbered Assets acquired by Borrower or its Subsidiaries during or after such period) MULTIPLIED BY 2, and DIVIDED BY 0.10, PLUS

         (b) with respect to those Unencumbered Assets so acquired by Borrower or its Subsidiaries during such period of two consecutive fiscal quarters, Borrower's estimated annual Net Operating Income for such Unencumbered Assets based on leases in existence at the date of such acquisition DIVIDED BY 0.10.


                                    ARTICLE 2

                                    THE LOANS

SECTION 2.1 THE LOANS. National City will, subject to the terms and conditions of this Agreement, make Loans to Borrower in an aggregate amount not to exceed $10,000,000.00. Subject to the terms of this Agreement, Borrower may borrow, repay and reborrow hereunder at any time prior to the Maturity Date. Borrower may extend the Maturity Date for successive and consecutive periods of one (1) year each, provided, as to each instance (a) that Borrower shall provide National City with written notice of its election to so extend not later than ninety days prior to the anniversary of the Closing Date for any year in which this Agreement is in effect; (b) that there is not then a default hereunder or under any other Loan Document, nor any circumstance which would, with the passing of time or the delivery of notice (or both) constitute such a default; and (c) that National City elects in its sole and absolute discretion to consent to such an extension.

SECTION 2.2 THE NOTES. The absolute and unconditional obligation of Borrower to repay to National City the principal of each Loan and the interest thereon, as and when required as hereinafter provided, shall be evidenced by a separate Note in the amount of the principal of such Loan, and substantially in the form of EXHIBIT A hereto. All payments under the Notes shall be made to National City at its Head Office.

SECTION 2.3 INTEREST PAYABLE ON THE LOANS.

         (a) APPLICABLE MARGINS. Each of the ABR Applicable Margin, and the LIBOR Applicable Margin to be used in calculating the interest rate applicable to different

                  Types of Loans shall vary from time to time in accordance with the lower of Borrower's then applicable

                  (x)      Moody's debt rating, and

                  (y)      S&P's debt rating,

                  as the case may be (e.g., if Borrower's Moody's debt rating is Baal and its S&P debt rating is BBB then the Applicable Margins shall be computed based on the S&P rating), and the Applicable Margins shall be adjusted effective on the next Business Day following any change in Borrower's Moody's debt rating and/or S&P's debt rating, as the case may be. The applicable debt ratings and the Applicable Margins are set forth in the following table:

                                                                       LIBOR ABR
                                                                      Applicable                Applicable
S&P Rating                         Moody's Rating                       Margin                    Margin
----------                         --------------                    -------------              ----------
A- or higher                       A3 or higher                       0.95%                      0.00%

BBB+                               Baal                               1.10%                      0.00%

BBB- to BBB                        Baa3 to Baa2                       1.25%                      0.00%

Less than BBB-                     Less than Baa3                     1.85%                      0.60%

                  In the event that either S&P or Moody's shall discontinue their ratings of the REIT industry or Borrower, Borrower shall seek a debt rating from Fitch or Duff & Phelps or, if Borrower so desires, another substitute rating agency reasonably satisfactory to National City and Borrower. For the period from the date of such discontinuance until the first to occur of

                  (i) the date Borrower receives a debt rating from such new rating agency or

                  (ii)     a date 180 days after such discontinuance,

                  the single rating from S&P or Moody's, as the case may be, shall be used to determine the Applicable Margin. If the debt rating of Borrower from such new rating agency is not received within such 180 day period, or if both S&P and Moody's shall discontinue their ratings of the REIT industry or Borrower, the Applicable Margin to be used for the calculation of interest on Loans hereunder shall be the highest Applicable Margin for each Type.

         (b) METHOD OF SELECTING RATE OPTIONS PERIODS. Borrower shall select the Rate Option for each Loan and shall select the Interest Period applicable to each LIBOR Rate Loan from time to time. Borrower shall give National City an irrevocable Request For Advance not later than 11:00 a.m. Cleveland time not more than ten (10) Business Days nor less than one (1) Business Day before the Draw Date of each Prime Rate Loan and not more than ten (10) Business Days nor less than two (2) Business Days before the Draw Date for each LIBOR Rate Loan, specifying:

                  (i) the Draw Date (which shall be a Business Day) for such Loan;

                  (ii)     the amount of such Loan;

                  (iii)    the Rate Option selected for such Loan; and

                  (iv) in the case of each LIBOR Rate Loan, the Interest Period therefor.

                  Each LIBOR Rate Loan shall bear interest from and including the first day of the Interest Period applicable thereto until (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBOR Rate Loan. Borrower shall select Interest Periods with respect to LIBOR Rate Loans so that it is not necessary to pay a LIBOR Rate Loan prior to the last day of the applicable Interest Period in order to repay the Loans on the Maturity Date. Provided that no Default or Event of Default shall have occurred and be continuing, Borrower may elect to continue a Loan as a LIBOR Rate Loan by giving irrevocable written, telephonic or telegraphic notice thereof to National City not more than ten (10) nor less than two (2) Business Days prior to the last day of the then-current Interest Period for such LIBOR Rate Loan, specifying the duration of the succeeding Interest Period therefor. If National City does not receive timely notice of such election, Borrower shall be deemed to have elected to convert such LIBOR Rate Loan to a Prime Rate Loan at the end of the then-current Interest Period. Provided that no Default or Event of Default shall have occurred and be continuing, Borrower may, on any Business Day, convert any outstanding Prime Rate Loan, or portion thereof, into a LIBOR Rate Loan in the same aggregate principal amount. If Borrower desires so to convert a Prime Rate Loan, it shall give National City prior written or telephonic notice not more than ten (10) nor less than two (2) Business Days prior to the requested conversion date, which notice shall specify the duration of the Interest Period applicable thereto.

         (c)      MONTHLY INSTALLMENTS.

                  (i) Borrower shall pay to National City, monthly in arrears on the last Business Day of each month, interest on the outstanding principal amount of the Adjusted Prime Rate Loans at the annual rate equal to the Adjusted Prime Rate; PROVIDED, HOWEVER, that if Borrower elects, pursuant to the final paragraph of Section 2.3(b), to convert a Prime Rate Loan, or any portion thereof, to a LIBOR Rate Loan, Borrower shall pay to National City, all accrued but unpaid interest on such Prime Rate Loan, or that portion thereof which is being so converted, for the period commencing on the date of the last payment date under this paragraph 2.3(c)(i) and concluding on the day immediately preceding the first day of the Interest Period for the LIBOR Rate Loan into which such Prime Rate Loan is converted.

                  (ii) Borrower shall pay to National City, in arrears, interest on the outstanding principal amount of the LIBOR Rate Loans at the annual rate equal to the LIBOR Rate. Such interest shall be due and payable on the last Business Day of the applicable Interest Period for each LIBOR Rate Loan having an Interest Period of ninety (90) days or less; for all other LIBOR Rate Loans, interest shall be payable, in arrears as aforesaid, on (A) that Business Day which is ninety (90) days after the beginning of the Interest Period for such LIBOR Rate Loans; and (B) on the final day of the Interest Period therefor.

         (d) INTEREST ON OVERDUE PAYMENTS; DEFAULT INTEREST RATE. If any payment of principal or interest is not paid when due, or prior to the expiration of the applicable period of grace (if any) therefor, National City may charge and collect from Borrower, or may add to the unpaid balance of the Notes, a Late Charge. National City may charge interest on the Late Charge at the Default Interest Rate until such time as the required payment of principal and interest (together with the Late Charge) is paid hereunder. No failure by National City to charge or collect any Late Charge in respect of any delinquent payment shall be considered to be a waiver by National City of any rights they may have hereunder, including without limitation the right subsequently to impose a Late Charge for such delinquent payment or to take such other actions as may then be available to them hereunder or at law or in equity, including but not limited to the right to accelerate the Obligations pursuant to the terms of Section 6.2 hereof. If the Notes have been accelerated pursuant to Section 6.2 or if an Event of Default hereunder or under any other Loan Document shall have occurred and be continuing, the outstanding principal balance of the indebtedness advanced under this Agreement, together with all accrued interest thereon and any and all other Obligations, shall bear interest from the date on which such amount shall have first become due and payable to the date on which such amount shall be paid (whether before or after judgment) at the Default Interest Rate. Interest at the Default Interest Rate will continue to accrue and will (to the extent permitted by applicable law) be compounded daily until the Obligations in respect of such payment are discharged (whether before or after judgment).

SECTION 2.4       REPAYMENTS AND PREPAYMENTS OF PRINCIPAL.

         (a) OPTIONAL PREPAYMENTS. Borrower may prepay the principal of the Loans in full or in part at any time and from time to time upon payment to National City of all accrued interest to the date of payment; provided, however, that

                  (i) all partial payments of principal shall be in an amount equal to or greater than $100,000.00; and

                  (ii) all Loans may be prepaid without penalty or premium, subject to the following provision.

                  If Borrower shall prepay any Loan which is a LIBOR Rate Loan on a day other than the final day of the applicable Interest Period therefor, such prepayment must include an amount equal to all of National City's LIBOR Break Funding Costs applicable to or resulting from such prepayment.

         (b) APPLICATION OF PREPAYMENTS. Any prepayment of the Obligations shall be applied by National City as set forth in Section 2.5 hereof. To the extent that such payment, repayment or prepayment shall be applied to a LIBOR Rate Loan, National City shall retain such amount until the expiration of the Interest Period applicable to such LIBOR Rate Loan, and shall apply such payment at such time so as to minimize the LIBOR Break Funding Costs applicable to such payment, repayment or prepayment, unless otherwise instructed by Borrower to pay, repay or prepay such LIBOR Rate Loan and nonetheless incur the applicable LIBOR Break Funding Cost.

         (c) MATURITY. All of the indebtedness evidenced by each Note shall, if not sooner paid, be in any event absolutely and unconditionally due and payable in full by Borrower, on the Maturity Date.

         (d) NOTICE OF PREPAYMENTS OF PRINCIPAL. Borrower will provide National City written notice of its intention to make any voluntary prepayment of principal not later than 11:00 a.m. Cleveland time on such prepayment day. Such notice shall be irrevocable and shall specify the date of prepayment and the aggregate amount to be paid.

SECTION 2.5   PAYMENTS AND COMPUTATIONS.

         (a) TIME AND PLACE OF PAYMENTS. Each payment to be made by Borrower under this Agreement or any other Loan Document shall be made directly to National City at its Head Office, not later than 2:00 p.m. Cleveland Time, on the due date of each such payment, in immediately available and freely transferable funds. Any payment received after such time will be deemed to have been received on the next Business Day. All payments of interest, principal and all other amounts owing hereunder or under the Notes or any other Loan Document shall be documented by Borrower's transmitting to National City, via telecopy, a Payment Authorization; the funds representing such payment shall be transferred to National City in accordance with such Payment Authorization.

         (b) APPLICATION OF FUNDS. Notwithstanding anything herein to the contrary, and notwithstanding anything set forth in the Payment Authorization, the funds received by National City with respect to the Obligations shall be applied as follows:

                  (i) NO DEFAULT. Provided that the Notes have not been accelerated pursuant to Section 6.2, below, and provided further that no Event of Default hereunder or under any Loan Document shall have occurred and be continuing at the time that National City receives such funds, in the following manner:

                           (A) FIRST, to the payment of all fees, charges, and other sums (other than principal and interest) then due and payable to National City under the Notes, this Agreement or the other Loan Documents (including, without limitation, any LIBOR Break Funding Costs which may then be payable);

                           (B) SECOND, to the payment of all accrued but unpaid interest at the time of such payment; and

                           (C) THIRD, to the payment of principal of the Notes.

                  (ii) DEFAULT. If the Notes have been accelerated pursuant to Section 6.2, or if an Event of Default hereunder shall have occurred and be continuing hereunder or under the Notes or any of the other Loan Documents at the time National City receives such funds, in the following manner:

                           (A) FIRST to the payment or reimbursement of National City for all costs, expenses, disbursements and losses which shall have been incurred or sustained by the National City in or incidental to the collection of the Obligations owed by Borrower hereunder or the exercise, protection, or enforcement by National City of all or any of the rights, remedies, powers and privileges National City under this Agreement, the Notes, or any of the other Loan Documents and in and towards the provision of adequate indemnity National City against all taxes or Liens which by law shall or may have priority over the rights of National City in and to such funds; and

                           (B)      SECOND to the payment of all of the
                                    Obligations in accordance with Section
                                    2.5(b)(i) above.

         (c) PAYMENTS ON BUSINESS DAYS. If any sum would (but for the provisions of this Section 2.5(c)) become due and payable on any day which is not a Business Day, then such sum shall become due and payable on the next succeeding Business Day, and interest payable on such sum shall continue to accrue and shall be adjusted by National City accordingly.

         (d) COMPUTATION OF INTEREST. All computations of interest payable under this Agreement, the Notes, or any of the other Loan Documents shall be computed by National City on the basis of the actual principal amount outstanding on each day during the payment period, and shall be calculated with reference to the actual number of days elapsed during such period on the basis of a year consisting of 360 days. The daily interest charge shall be 1/360th of the annual interest amount. Each determination of any interest rate by National City shall be conclusive and binding on Borrower in the absence of manifest error. Absent manifest error, a certificate or statement signed by an authorized officer of National City shall be conclusive evidence of the amount of the Obligations due and unpaid as of the date of such certificate or statement.

SECTION 2.6 PAYMENTS TO BE FREE OF DEDUCTIONS. Each payment to be made by Borrower under this Agreement, any Note, or any of the other Loan Documents shall be made in accordance with Section 2.5 hereof, without set-off, deduction or counterclaim whatsoever, and free and clear of taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any governmental or taxing authority, unless Borrower is compelled by law to make any such deduction or withholding. In the event that any such obligation to deduct or withhold is imposed upon Borrower with respect to any such payment:

         (a) Borrower shall be permitted to make the deduction or withholding required by law in respect of such payment, and

         (b) there shall become and be absolutely due and payable by Borrower to National City on the date on which such payment shall become due and payable,

and Borrower hereby promises to pay to National City on such date, such additional amount as shall be necessary to enable National City to receive the same net amount which National City would have received on such due date had no such obligation been imposed by law. Notwithstanding any provision of this
Section 2.6 to the contrary, the foregoing provisions of this Section 2.6 shall not apply in the case of any deductions or withholdings made in respect of taxes charged upon or by reference to the overall net income, profits or gains of National City.

SECTION 2.7 USE OF PROCEEDS.

         (a) PERMITTED USES OF LOAN PROCEEDS. Borrower represents, warrants and covenants to National City that all proceeds of the Loans shall be for general corporate purposes, working capital, property acquisitions and construction and expansion of retail facilities

         (b) PROHIBITED USES. Borrower represents, warrants and covenants to the National City that the proceeds of all Loans shall be used only for the permitted uses described in the foregoing paragraph, and that no part of the proceeds of any Loan will be used (directly or indirectly) so as to result in a violation of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose violative of any rule or regulation of such Board.

SECTION 2.8 LIBOR BREAK FUNDING COST. Borrower shall pay to National City, the LIBOR Break Funding Costs that National City determines are attributable to:

         (a) any payment (including, without limitation, any payment resulting from the acceleration of the Loans pursuant to this Agreement or any Loan Document), repayment, mandatory or optional prepayment, or conversion of a LIBOR Rate Loan for any reason on a date other than the last day of the Interest Period for such LIBOR Rate Loan; or

         (b) any failure by Borrower for any reason to borrow a LIBOR Rate Loan on the date for such borrowing specified in the relevant notice of borrowing or Request for Advance given pursuant to this Agreement.

SECTION 2.9    ADDITIONAL COSTS.

         (a) Notwithstanding any conflicting provision of this Agreement to the contrary, if any applicable law or regulation not in effect as of the date hereof shall

                  (i) subject National City to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to any Loan, this Agreement, any Note, or any of the other Loan Documents or the payment by Borrower of any amounts payable to National City hereunder or thereunder; or

                  (ii) materially change, in the reasonable opinion of the party so affected, the basis of taxation of payments to National City of the principal of or the interest on any Note or any other amounts payable to National City under this Agreement, or any of the other Loan Documents; or

                  (iii) impose or increase or render applicable any special or supplementary special deposit or reserve or similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or any eligible liabilities of, or loans by any office or branch of, National City; or

                  (iv) impose National City any other condition or requirement with respect to this Agreement, any Note, or any of the other Loan Documents, and if the result of any of the foregoing is

                           (A) to increase the cost to National City of making, funding or maintaining all or any part of the principal of the Loans, or

                           (B) to reduce the amount of principal, interest or any other sum payable by Borrower to National City under this Agreement, any Note, or any of the other Loan Documents, or

                           (C) to require National City to make any payment or to forego any interest or other sum payable by Borrower to National City under this Agreement, any Note, or any of the other Loan Documents, the amount of which payment or foregone interest or other sum is measured by or calculated by reference to the gross amount of any sum receivable or deemed received by National City from Borrower under this Agreement, any Note, or any of the other Loan Documents, then, and in each such case, Borrower will pay to National City, within sixty (60) days of written notice by National City, such additional amounts as will (in the reasonable opinion of National City) be sufficient to compensate National City for such additional cost, reduction, payment or foregone interest or other sum.

                  Anything in this paragraph to the contrary notwithstanding, the foregoing provisions of this paragraph shall not apply in the case of any additional cost, reduction, payment or foregone interest or other sum resulting solely from or arising solely as a consequence of any taxes charged upon or by reference to the overall net income, profits or gains of National City.

         (b) If any present or future applicable law shall make it unlawful for Borrower to perform any one or more of their agreements or Obligations under this Agreement, any Note, or any of the other Loan Documents, then the obligations of National City hereunder shall terminate immediately. If any present or future applicable law shall make it unlawful for Borrower to perform any one or more of its agreements or obligations under this Agreement, any Note, or any of the other Loan Documents, National City shall at any time determine (which reasonable determination shall be conclusive and binding on Borrower)

                  (i) that, as a consequence of the effect or operation (whether direct or indirect) of any such applicable law, any one or more of the rights, remedies, powers or privileges of National City under or in respect of this Agreement, any

                           Note, or any of the other Loan Documents shall be or become invalid, unenforceable, or materially restricted; and

                  (ii) that all or any one or more of the rights, remedies, powers and privileges so affected are of material importance to National City,

                  then National City shall, by giving notice to Borrower, declare all of the Obligations, including, without limitation, the entire unpaid principal of the Notes, all of the unpaid interest accrued thereon and any and all other sums due and payable by Borrower to National City under this Agreement, any Note, and any of the other Loan Documents, to be immediately due and payable, and, thereupon, such Obligations shall (if not already due and payable) forthwith become and be due and payable without further notice or other formalities of any kind, all of which are hereby expressly waived.

         (c) If National City shall reasonably determine that any law, rule or regulation not in effect as of the date hereof regarding capital adequacy, or in the event of any change in any existing such law, rule or regulation or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by National City with any request or directive regarding capital adequacy (whether or not having the force of law) from any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on National City's capital, as a consequence of its obligations hereunder, to a level below that which National City could have achieved but for such adoption, change or compliance (taking into consideration National City's policies with respect to capital adequacy) by any amount deemed by National City to be material, then Borrower shall pay to National City upon demand such amount or amounts, in addition to the amounts payable under the other provisions of this Agreement or any other Loan Document, as will compensate National City for such reduction. Determinations by National City of the additional amount or amounts required to compensate National City in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, National City may use any reasonable averaging and attribution methods of general application.

SECTION 2.10 INDEMNIFICATION FOR LOSSES. Without derogating from any of the other provisions of this Agreement or any of the other Loan Documents, Borrower hereby absolutely and unconditionally agrees to indemnify National City, upon demand at any time and as often as the occasion therefor may require, against any and all claims, demands, suits, actions, damages, losses, costs, expenses and all other liabilities whatsoever which National City or any of its directors or officers may sustain or incur as a consequence of, on account of, in relation to or in any way in connection with

         (a) any failure by Borrower to pay, punctually on the due date thereof, any amount payable under this Agreement, any Note, or any of the other Loan Documents beyond the expiration of the period of grace (if any) applicable thereto, or

         (b) the acceleration, in accordance with SECTION 6.2 hereof, of the maturity of any of the Obligations, or

         (c) any failure by Borrower to perform or comply with any of the terms and provisions of this Agreement, any Note or any of the other Loan Documents.

Such claims, demands, suits, actions, damages, losses, costs or expenses shall include, without limitation

         (i) any costs incurred by National City in carrying funds to cover any overdue principal, overdue interest or any other overdue sums payable by Borrower under this Agreement, any Note, or any of the other Loan Documents;

         (ii) any losses (but excluding losses of anticipated profit) incurred or sustained by National City in liquidating or re-employing funds acquired from third parties to make, fund or maintain all or any part of the Loans.

SECTION 2.11 STATEMENTS BY NATIONAL CITY. A statement signed by an officer of National City setting forth any additional amount required to be paid by Borrower to National City, under Sections 2.9 and 2. 1 0 hereof shall be submitted by National City to Borrower in connection with each demand made at any time by National City under either of such Sections. A claim by National City for all or any part of any additional amounts required to be paid by Borrower under Sections 2.9 and 2.10 hereof may be made before or after any payment to which such claim relates. Each such statement shall, in the absence of manifest error, constitute conclusive evidence of the additional amount required to be paid to National City.

SECTION 2.12 REQUESTS FOR ADVANCES. From and after the date of this Agreement, Borrower may make additional requests for advances of Loan proceeds, which advances shall not exceed the difference between

         (x) the outstanding principal balance of the Loans on the date of this Agreement, and

         (y)      $10,000,000.00.

         (a) All requests for draws, advances, or disbursements of Loan proceeds shall be made by and on behalf of Borrower in writing on a Request for Advance in the form of Exhibit C hereto. Such Requests for Advance may be transmitted to National City at its Head Office via fax or telecopy, provided that Borrower immediately notify National City by telephone of such transmission. Each Request for Advance for LIBOR Rate Loans shall be transmitted to and received by National City not later than 11:00 a.m., Cleveland Time, on a Business Day which is not less than two (2) Business Days prior to the Draw Date specified on such Request for Advance. Each Request for Advance for Prime Rate Loans shall be transmitted to and received by National City not later than 11:00 a.m., Cleveland Time, on a Business Day which is not less than one (1) Business day prior to the Draw Date specified in such Request for Advance. All Requests for Advance shall be accompanied by such documents, reports and other materials as may be necessary to enable National City) to confirm that the conditions precedent to the disbursement of such requested Loan have been satisfied.

         (b) National City shall disburse the proceeds of each Loan to Borrower, in immediately available funds not later than Noon, Cleveland time, on the Draw Date described therefor, provided that:

                  (i) Borrower shall have provided National City with a Request for Advance for such Loan as and when provided above; and

                  (ii) all of the conditions precedent applicable to such Loan under Article 3, below, shall be satisfied as at the Draw Date as may be applicable to such Loan.

                                    ARTICLE 3

                      CONDITIONS PRECEDENT TO DISBURSEMENTS

SECTION 3.1 CONDITIONS PRECEDENT TO DISBURSEMENTS. The obligation of National City to make or disburse the proceeds of any Loan hereunder shall be subject in each case to the satisfaction, prior thereto or concurrently therewith, of each of the following conditions precedent:

         (a)      LEGALITY OF TRANSACTIONS. It shall not be unlawful

                  (i) for National City to perform any of its agreements or obligations under any of the Loan Documents to which such Person is a party on the Draw Date of such Loan, or

                  (ii) for Borrower to perform any of its agreements or obligations under any of the Loan Documents.

         (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by or on behalf of Borrower to National City in this Agreement (including any form of this Agreement prior to amendment on the date hereof) or any other Loan Document

                  (i)      shall be true and correct when made and

                  (ii) shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of the Borrower's Request for Advance for such Loan and shall be true and correct in all material respects as of such date.

         (c) PERFORMANCE, ETC. Borrower shall have duly and properly performed, complied with and observed, in all material respects, its covenants, agreements and obligations contained in this Agreement (including any form of this Agreement prior to amendment on the date hereof) or in all of the other Loan Documents to which it is a party.

         (d) NO DEFAULT. No event shall have occurred on or prior to the Draw Date for each such Loan and be continuing on such date, and no condition shall exist on such date which constitutes a Default or Event of Default, and the making of such Loan shall not result in a Default or an Event of Default.

         (e) PROCEEDINGS AND DOCUMENTS. All corporate, governmental and other proceedings in connection with the transactions contemplated hereby and by the other Loan Documents, and all instruments and documents incidental thereto, shall be completed and in place (and, to the extent required by National City, duly recorded) in form and substance satisfactory to National City, and National City shall have received all such counterpart originals or certified or other copies of all such instruments and documents as National City shall have reasonably requested.

         (f) CERTIFICATES. Prior to or on the date hereof, a Certificate, dated as of the date hereof, of the secretary of Borrower certifying

                  (i) that Borrower's Articles of Incorporation and By-laws or Code of Regulations have not been amended since April 29, 1996 (or certifying that true, correct and complete copies of any amendments are attached),

                  (ii) that copies of resolutions of the Board of Directors of Borrower are attached with respect to the approval of this Agreement and of the matters contemplated hereby and authorizing the execution, delivery and performance by Borrower of this Agreement and each other document to be delivered pursuant hereto and

                  (iii) as to the incumbency and signatures of the officers of Borrower signing this Agreement and each other document to be delivered pursuant hereto, shall have been delivered to National City (in form and substance acceptable to National City).

         (g) OTHER APPROVALS. National City shall have received such other approvals, opinions, certificates, instruments and documents as it may reasonably request.


                                    ARTICLE 4

                        AFFIRMATIVE COVENANTS OF BORROWER

Borrower covenants with and warrants to National City that, from and after the date hereof and until all of the Obligations are paid and satisfied in full, it shall comply with, observe, perform or fulfill all of the covenants set forth in this Article 4 applicable to it.

SECTION 4.1 REPORTS AND OTHER INFORMATION.

         (a) Borrower shall provide to National City as soon as available, and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Borrower, balance sheets of Borrower and its Consolidated Subsidiaries as of the end of such quarter, and statements of income and cash flow of Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer, principal accounting officer or chief executive officer of Borrower, together with a certificate of such officer stating that of the date of such certificate and to the best of his knowledge after reasonable inquiry no event has occurred which constitutes a Default or Event or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which Borrower has taken or proposes to take with respect thereto, and further setting out in such detail as may reasonably be required by National City

                  (i)      Borrower's compliance with the requirements of
                           Article 5 hereof, and

                  (ii) such other information as may reasonably be requested the by National City with respect to Borrower or Borrower's business or Property.

         (b) Borrower shall provide to National City as soon as available and in any event within 90) days after the end of each fiscal year of Borrower a copy of the annual financial statements of Borrower and its Consolidated Subsidiaries for such year, including therein a copy of the balance sheets of Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and statements of income and statements of cash flow and statements of Shareholders' Equity of Borrower and its Consolidated Subsidiaries, certified by Borrower's Accountants, together with a certificate of the chief financial officer, principal accounting officer or chief executive officer of Borrower stating that, as of the date of such certificate, to the best of his knowledge and after reasonable inquiry, no event has occurred which constitutes a Default or Event of Default, or, if any Default or Event of Default and is continuing, a statement as to the nature thereof and the action which Borrower has taken or proposes to take with respect thereto and further setting out in such detail as may reasonably be required by National City

                  (i)      Borrower's compliance with the requirements of
                           Article 5 hereof, and

                  (ii) such other information as may be reasonably requested by National City with respect to Borrower's business or Property.

         (c) Borrower shall provide to National City, promptly after the sending or filing thereof, copies of all reports which Borrower sends to its shareholders, and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission.

         (d) Borrower shall provide to National City as soon as possible, and in any event within five (5) days after the occurrence thereof, any information as to the occurrence of a Default or an Event of Default continuing on the date of such statement, together with a statement of the chief financial officer or treasurer of Borrower setting forth the details of such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

         (e) Borrower shall provide on an annual basis to National City, as soon as possible, the certificate of Borrower's chief executive officer, chief financial officer or principal accounting officer stating that Borrower qualified as a REIT under Sections 856-860 of the Code (or any successor provisions thereto) for such fiscal year and that it is in a position to qualify as such REIT for its current fiscal year, and covering such other matters relative to Borrower's performance of its obligations hereunder as National City may reasonably request.

         (f) Borrower shall also provide National City with such other information relating to Borrower (including, without limitation, any business plan of Borrower) as National City may from time to time reasonably request.

SECTION 4.2  MAINTENANCE OF PROPERTY; INSURANCE.

         (a) Borrower covenants and agrees to keep and maintain all of its Property in good repair, working order and condition, reasonable wear and tear excepted, and from time to time to make, all proper repairs, renewals or replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

         (b) Borrower covenants and agrees to keep all of its Properties insured against loss or damage by theft, fire, smoke, sprinklers, riot and explosion, such insurance (the "INSURANCE") to be in such form, in such amounts and against such other risks and hazards as are customarily maintained by other Persons operating similar businesses and having similar properties in the same general areas, including but not limited to liability coverage, with an insurer which is financially sound and reputable and which has been accorded a rating by A.M. Best Company, Inc. (or any successor rating agency) of A-/X (or any replacement rating of equivalent stature) or better (a "QUALIFIED INSURER"). In the event that an insurer ceases to be a Qualified Insurer during the term of any Insurance policy, Borrower shall replace such coverage, at the end of the then-current policy term, by a policy issued by a Qualified Insurer. Borrower shall, in addition, require that the insurer with respect to each such Insurance policy provide for at least thirty (30) days' advance written notice of any cancellation or termination of, or other change of any nature whatsoever in, the coverage provided under any such policy.

SECTION 4.3 CONSOLIDATED NET WORTH. Borrower shall maintain a Consolidated Net Worth of not less than the sum of

         (a)      $300,000,000.00, plus

         (b) 90% of the aggregate proceeds received by Borrower (net of customary related fees and expenses) in connection with any offering of stock in Borrower after the Closing Date and on or prior to the date such determination of Consolidated Net Worth is made.

SECTION 4.4 INDEBTEDNESS AND CASH FLOW COVENANTS. Borrower on a consolidated basis with its Subsidiaries shall not, as of the last day of any fiscal quarter, permit:

         (a) Consolidated Outstanding Indebtedness to exceed 55% of Consolidated Market Value;

         (b) Consolidated Secured Indebtedness to exceed 35% of Consolidated Market Value;

         (c) the Value of Unencumbered Assets to be less than 2.0 times the Consolidated Senior Unsecured Indebtedness; and

         (d) Consolidated Cash Flow to be less than 2.0 times the Consolidated Debt Service, based on the most recent two (2) fiscal quarter results, for which Borrower has reported results to National City annualized.

SECTION 4.5 CORPORATE EXISTENCE.

         (a) Borrower shall make all filings under the Code necessary to preserve and maintain

                  (i)      its qualifications as a REIT under the Code, and

                  (ii) the applicability to Borrower and its shareholders of the method of taxation provided for in Section 857(b) of the Code (and any successor provision thereto).

         (b) Borrower shall each preserve and maintain its existence and all of its rights, franchises and privileges as an Ohio corporation and maintain all requisite authority to conduct their businesses in substantially the same manner as they are presently conducted where the failure to do so could reasonably be expected to have a Material Adverse Effect and, specifically, Borrower may not undertake any business other than the acquisition, development, ownership, management, operation and leasing of shopping centers and business centers and ancillary businesses specifically related to such type of properties.

         (c)      Borrower shall at all times

                  (i) remain a corporation listed and in good standing on the New York Stock Exchange, and

                  (ii)     preserve and maintain its status as a
                           self-administered REIT.

SECTION 4.6 COMPLIANCE WITH LAWS. Borrower will promptly notify National City in the event that Borrower receives any notice, claim or demand from any governmental agency which alleges that Borrower is in violation of any of the terms of, or has failed to comply with any applicable order issued pursuant to, any Federal, state or local statute regulating its operation and business.

SECTION 4.7 NOTICE OF LITIGATION: JUDGMENTS. Borrower shall furnish or cause to be furnished to National City, promptly (and, in any event, within five (5) Business Days) after Borrower shall have first become aware of the same, a written notice setting forth full particulars of and what action Borrower is taking or proposes to take with respect to

         (a) any final judgment in an amount exceeding $10,000,000.00 rendered against Borrower or any Affiliate of Borrower;

         (b) the commencement or institution of any legal or administrative action, suit, proceeding or investigation by or against Borrower in or before any court, governmental or regulatory body, agency, commission or official, board of arbitration or arbitrator, the outcome of which could materially and adversely affect Borrower's current or future financial position, assets, business, operations or prospects, or could prevent or impede the implementation or completion, observance or performance of any of the arrangements or transactions contemplated by any of the Loan Documents; or

         (c) the occurrence of any adverse development not previously disclosed by Borrower to National City in writing, in any such action, suit, proceeding or investigation.

SECTION 4.8 NOTICE OF OTHER EVENTS.

         (a) If (and on each occasion that) any event shall occur or any condition shall develop which constitutes a Default or an Event of Default, then, promptly (and, in any event, within five (5) Business Days) after Borrower shall have first become aware of the same, Borrower will furnish or cause to be furnished to National City a written notice specifying the nature and the date of the occurrence of such event or (as the case may be), the nature and the period of existence of such condition and what action Borrower is taking or propose to take with respect thereto.

         (b) Immediately upon Borrower's first becoming aware of any of the following occurrences, Borrower will furnish or cause to be furnished to National City written notice with full particulars of

                  (i) the business failure, insolvency or bankruptcy of Borrower;

                  (ii) any material labor dispute, any attempt by any labor union or organization representatives to organize or represent employees of Borrower, or any unfair labor practices or proceedings of the National Labor Relations Board with respect to Borrower; or any defaults or events of default under any material agreement of Borrower or any material violations of any laws, regulations, rules or ordinances of any governmental or regulatory body by Borrower or with respect to any of Borrower's Property.

SECTION 4.9 INSPECTIONS. Borrower shall permit any officer, employee, consultant or other representative or agent of National City to visit and inspect, from time to time and at any reasonable time, after prior notice to Borrower, any of the assets or Property owned or held under lease by Borrower and, to examine the books of account, records, reports and the papers (and to make copies thereof and to take extracts therefrom) of Borrower and to discuss the affairs, finances and accounts of Borrower with the directors and executive officers, as the case may be, of Borrower.

SECTION 4.10 PAYMENT OF TAXES AND OTHER CLAIMS. Borrower shall pay and discharge promptly all taxes, assessments and other governmental charges or levies at any time imposed upon it or upon its income, revenues or Property, as well as all claims of any kind (including claims for labor, material or supplies) which, if unpaid, might by law become a Lien or charge upon all or any part of its income, revenues or Property. Notwithstanding the foregoing to the contrary, Borrower may, provided that there is not then an Event of Default hereunder, contest the propriety or amount of any such taxes, assessments or governmental charges, or of any such claims, if

         (a) such contest is instituted in good faith and prosecuted with reasonable diligence;

         (b) such contest shall preclude the sale or forfeiture of the affected Property (or Borrower shall provide National City with such reasonable security or other assurances as may be requested by National City in connection with such contest); and

         (c) Borrower shall indemnify National City of and from any and all liability, loss, cost or expense incurred by or asserted against any such party in connection with, or in consequence of, any such contest.

SECTION 4.11 PAYMENT OF INDEBTEDNESS. Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all fees and other amounts payable hereunder or under the Loan Documents as and when required by this Agreement and/or the other Loan Documents. Borrower shall pay all other Indebtedness (whether existing on the date hereof or arising at any time thereafter) as and when the same is due and payable and prior to the expiration of any period of notice or grace applicable thereto.

SECTION 4.12 PERFORMANCE OF OBLIGATIONS UNDER THE LOAN. Borrower will duly and properly perform, observe and comply with all of its agreements, covenants and obligations under this Agreement and each of the other Loan Documents to which it is a party.

SECTION 4.13 GOVERNMENTAL CONSENTS AND APPROVALS.

         (a) Borrower will obtain or cause to be obtained all such approvals, consents, orders, authorizations and licenses from, give all such notices promptly to, register, enroll or file all such agreements, instruments or documents promptly with, and promptly take all such other action with respect to, any governmental or regulatory authority, agency or official, or any central bank or other fiscal or monetary authority, agency or official, as may be required from time to time under any provision of any applicable law:

                  (i) for the performance by Borrower of any of its agreements or obligations under the Notes, this Agreement or any of the other Loan Documents to which it is a party or for the payment by Borrower to National City at its Head Office of any sums which shall become due and payable by Borrower to National City thereunder;

                  (ii) to ensure the continuing legality, validity, binding effect or enforceability of the Notes or any of the other Loan Documents or of any of the agreements or obligations thereunder of Borrower, or either of them; or

                  (iii) to continue the proper operation of the business and operations of Borrower.

         (b) Borrower shall duly perform and comply with the terms and conditions of all such approvals, consents, orders, authorizations and Licenses and Permits from time to time granted to or made upon Borrower.

SECTION 4.14 NOTICE AS TO CERTAIN DOCUMENTS. If (and on each occasion that) any of the following events shall occur:

         (a) the charter or other organizational documents of Borrower shall at any time be modified or amended in any respect whatever; or

         (b) the by-laws or code of regulations of Borrower shall at any time be modified or amended in any respect whatever;

then promptly (and, in any event, within one (1) Business Day) after the occurrence of any such event, Borrower shall furnish National City with a true and complete copy of each such modification, amendment or supplement.

SECTION 4.15 NOTICE OF TERMINATION OF CERTAIN DOCUMENTS.

         (a) If (and on each occasion that) any of the following events shall occur:

                  (i) any Loan Document shall at any time be terminated, canceled or rescinded for any reason whatever; or

                  (ii) any action at law, suit in equity or other legal proceeding shall at any time be commenced or threatened in writing by any person

                           (A) to terminate, cancel or rescind any Loan Document, or

                           (B) to enforce any other Person's performance or observance of or compliance with any covenants, agreements or obligations under any Loan Document; or

                  (iii) any Person which is a party to or otherwise bound by any Loan Document shall fail or refuse to perform, comply with or observe or shall otherwise breach any one or more of its covenants, agreements or obligations under such Loan Document;

                  then Borrower will promptly (and, in any event, within one (1) Business Day) after Borrower shall have first become aware of the occurrence of any such event, furnish to National City written notice setting forth the particulars thereof.

         (b) Borrower will take or cause to be taken, promptly and without any expense to National City, all such action as may be required to prevent, and will refrain from taking any action that might cause, the termination, cancellation, amendment or rescission of this Agreement or any of the other Loan Documents.

SECTION 4.16 ENVIRONMENTAL MATTERS. Borrower and its Subsidiaries shall

         (a) Comply with, and use all reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations and permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect; provided that in no event shall Borrower or its Subsidiaries be required to modify the terms of leases, or renewals thereof, with existing tenants

                  (i) at Projects owned by Borrower or its Subsidiaries as of the date hereof, or

                  (ii) at Projects hereafter acquired by Borrower or its Subsidiaries as of the date of such acquisition,

                  to add provisions to such effect.

         (b) Conduct and complete all investigations, studies, sampling and testing and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorizes regarding Environmental Laws, except to the extent that

                  (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect or

                  (ii) Borrower have determined in good faith that contesting the same is not in the best interests of Borrower and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

         (c) Defend, indemnify and hold harmless National City and its officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of Borrower, its Subsidiaries or the Projects, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expense, except to the extent that any of the foregoing arise our of the gross negligence or willful misconduct of the party seeking indemnification thereof. This indemnity shall continue in full force and effect regardless of the termination of this Agreement

         (d) Prior to the acquisition of a new Project after the Closing Date, perform or cause to be performed an environmental investigation which investigation shall at a minimum comply with ACSM standards. In connection with any such investigation, Borrower shall cause to be prepared a report of such investigation, to be made available to National City upon reasonable request, for informational purposes and to assure compliance with the specifications and procedures.

SECTION 4.17 FURTHER ASSURANCES. Borrower will execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably requested by National City from time to time in order to give full effect to any of the Loan Documents.

SECTION 4.18 BORROWER'S DEPOSITORY ACCOUNTS. Borrower shall maintain a depository relationship with National City, including without limitation demand deposit, time deposit, concentration, cash management and zero balance accounts to the extent consistent with Borrower's lending relationships with other commercial banks.

SECTION 4.19 USE OF PROCEEDS. Borrower shall use all Loan proceeds only for purposes permitted by Section 2.7 of this Agreement.


                                    ARTICLE 5
                                    ---------

                         NEGATIVE COVENANTS OF BORROWER
                         ------------------------------

Borrower covenants with and represents and warrants to National City that from and after the date hereof and until all of the Obligations are paid and satisfied in full:

SECTION 5.1 LIMITATION ON NATURE OF BUSINESS. Borrower will not materially alter the nature or character of its business as a self-administered and self-managed Real Estate Investment Trust operating as a fully integrated real estate company which acquires, develops, owns, leases and manages shopping centers and business centers, generally as carried on at the date hereof

SECTION 5.2 LIMITATION ON CONSOLIDATION AND MERGER. Borrower shall not at any time consolidate with or merge into or with any Person or Persons or enter into or undertake any plan or agreement of consolidation or merger with any Person, provided, however, that this Section 5.2 shall not prohibit Borrower from

         (a) merging any one or more of Borrower's Consolidated Subsidiaries with or into Borrower; or

         (b) from entering into or consummating any merger or consolidation transaction in which Borrower is the surviving entity, provided that upon the completion of any transaction described in this Section 5.2(b) Borrower shall remain in compliance with all of its obligations and agreements under this Agreement.

SECTION 5.3 LIMITATION ON DISTRIBUTIONS, DIVIDENDS, ACQUISITIONS AND
INVESTMENTS.

         (a) Except with respect to Distributions made by Borrower in the ordinary course of its business, including but not limited to such Distributions as may be necessary to preserve Borrower's status as a REIT, Borrower shall not declare or pay any Distribution or cash dividends of any kind on any shares of any class in its capital

                  (i) if dividends paid on account of any fiscal quarter, in the aggregate, would exceed 95% of Funds From Operations for such fiscal quarter;

                  (ii) if dividends paid on account of any fiscal year, in the aggregate, would exceed 90% of Funds From Operations for such fiscal year; or

                  (iii) if, at the time of such payment or Distribution, there shall have occurred and be continuing any Event of Default hereunder or under any Loan Document.

         (b) Borrower shall not at any time make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

                  (i)      Cash Equivalents;

                  (ii) Investments in existing Subsidiaries, Investments in Subsidiaries formed for the purpose of acquiring Properties, Investments in joint ventures and partnerships engaged solely in the business of purchasing, developing, owning, operating, leasing and managing shopping centers and business centers and Investments in existence on the date hereof and described in SCHEDULE 5.3 hereto;

                  (iii)    transactions permitted pursuant to Section 5.2; and

                  (iv) Acquisitions of Persons whose primary operations consist of the ownership, development, operation and management of shopping centers and business centers provided that, after giving effect to such Acquisitions and Investments, Borrower continues to comply with all of its covenants herein. Acquisitions permitted pursuant to this Section 5.3(b) shall be deemed to be "PERMITTED ACQUISITIONS".

SECTION 5.4 ACQUISITION OF MARGIN SECURITIES. Borrower shall not own, purchase or acquire (or enter into any Contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, National City shall have received an opinion of counsel satisfactory to National City to the effect that such purchase or acquisition will not cause this Agreement or the Notes to be in violation of Regulation G, T, U, X or any other regulation of the Federal Reserve Board then in effect.

SECTION 5.5 SALE AND LEASEBACK. Borrower shall not sell or transfer a Substantial Portion of its Property in order to concurrently or subsequently lease such Property as lessee.

SECTION 5.6 LIENS. Borrower shall not create, incur or suffer to exist any Lien in, of or on the Property of Borrower, except:

         (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

         (b) Liens imposed by law, such as carriers, warehousemen's and mechanic's liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60-days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

         (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

         (d) easements, restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of Borrower;

         (e) Liens on Projects existing on the date hereof which secure Indebtedness as described in SCHEDULE 5.6 hereto: and

         (f)      Liens other than Liens described in subsections (a) through
                  (e) above arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a Default in any of Borrower's covenants herein.

Liens permitted pursuant to this Section 5.6 shall be deemed to be "PERMITTED LIENS".

SECTION 5.7 AFFILIATES. Borrower shall not enter into any transactions (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arms-length transaction.

SECTION 5.8 FINANCIAL UNDERTAKINGS. Borrower shall not enter into or remain liable upon any Financial Undertaking, except to the extent required to protect Borrower against increases in interest payable to it under variable interest Indebtedness.

SECTION 5.9 VARIABLE INTEREST INDEBTEDNESS. Borrower shall not at any time permit the outstanding principal balance of Indebtedness which bears interest at an interest rate that is not fixed through the maturity date of such Indebtedness to exceed $175,000,000.00, unless all of such Indebtedness in excess of $175,000,000.00 is subject to a swap, rate cap or other interest rate management program approved by National City that effectively converts the interest rate on such excess to a fixed rate.


                                    ARTICLE 6
                                    ---------

                           EVENTS OF DEFAULT; REMEDIES
                           ---------------------------

SECTION 6.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default":

         (a) PRINCIPAL AND INTEREST. Any principal, interest or any other sum payable under this Agreement or the Notes shall not be paid within five (5) days of when due;

         (b) REPRESENTATION AND WARRANTIES. Any representation or warranty at any time made by or on behalf of Borrower in this Agreement, any Loan Document or in any certificate, written report or statement furnished to National City in connection therewith shall prove to have been untrue, incorrect or breached in any material respect on or as of the date on which the same was made or was deemed to have been made or repeated;

         (c) CERTAIN COVENANTS. Borrower shall fail to comply with the covenants set forth in Sections 4.2(b), 4.5(a),or Article 5;

         (d) OTHER COVENANTS. Borrower shall fail to perform, comply with or observe any other covenant or agreement contained in this Agreement and such failure or breach shall continue for more than twenty (20) days after the earlier of the date on which Borrower shall have first become aware of such failure or breach or National City shall have first notified Borrower of such failure or breach (provided, however, that solely with respect to defaults of the nature described in this Section 6.1(d) which cannot be cured by the payment of money and cannot using appropriate diligence be cured within such 20-day period, Borrower shall not be deemed to have defaulted hereunder provided that Borrower, shall commence reasonable curative action with respect to such matter within such 20-day period and shall thereafter diligently and continuously prosecute the same to a timely completion);

         (e) LOAN DOCUMENTS. Borrower shall fail to observe or perform in any material fashion any of its obligations or undertakings under any Loan Document other than this Agreement, and such failure shall continue beyond the applicable period of grace (if any) provided therein, or any Loan Document shall cease to be legal, valid, binding or enforceable in accordance with its terms;

         (f) LITIGATION. Any action at law, suit in equity or other legal or administrative proceeding to amend, cancel, revoke or rescind any Loan Document shall be commenced by or on behalf of Borrower, or by any court or any other governmental authority or any court or any other governmental authority shall make a determination, or issue a judgment, order, decree or ruling to the effect that, any one or more of the covenants, agreements or obligations of Borrower hereunder or under any one or more of the other Loan Documents are illegal, invalid or unenforceable in accordance with the terms thereof,

         (g)      INSOLVENCY-VOLUNTARY.  If Borrower shall:

                  (i) take any action for the termination, winding up, liquidation or dissolution of its operations;

                  (ii) make a general assignment for the benefit of creditors, become insolvent or be unable to pay its debts as they mature;

                  (iii) file a petition in voluntary liquidation or bankruptcy;

                  (iv) file a petition or answer or consent seeking the reorganization of its business, or the readjustment of any Indebtedness;

                  (v) commence any case or proceeding under applicable insolvency or bankruptcy laws now or hereafter existing;

                  (vi) consent to the appointment of any receiver, administrator, custodian, liquidator or trustee of all or any part of its assets or property;

                  (vii) take any corporate action for the purpose of effecting any of the foregoing; or

                  (viii)   be adjudicated as bankrupt or insolvent;

         (h) INSOLVENCY-INVOLUNTARY. If any petition for any proceedings in bankruptcy or liquidation or for the reorganization or readjustment of Indebtedness of Borrower shall be filed, or any case or proceeding shall be commenced, under any applicable bankruptcy or insolvency laws now or hereafter existing, against Borrower, or any receiver, administrator, custodian, liquidator or trustee shall be appointed for Borrower or for all or any part of Borrower's assets or Property, or any order for relief shall be entered in a proceeding with respect to Borrower under the provisions of the United States Bankruptcy Code, as amended, and such proceeding or such appointment shall not be dismissed or discharged, as the case may be, within forty-five (45) days after the filing or appointment thereof;

         (i) JUDGMENT. Any final and non-appealable judgment, order or decree for the payment of money in excess of Ten Million Dollars ($10,000,000) shall be rendered against Borrower, and shall not be discharged within thirty (30) days after the date of the entry thereof;

         (j) ERISA. Any Termination Event shall occur and, as of the date thereof or any subsequent date, the sum of the various liabilities of Borrower and its ERISA Affiliates including, without limitation, any liability to the Pension Benefit Guaranty Corporation or its successor or to any other party under Sections 4062, 4063, or 4064 of ERISA or any other provision of law resulting from or otherwise associated with such event exceeds One Million Dollars ($1,000,000); or Borrower or any of its ERISA Affiliates as an employer under any Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plans and the plan sponsors of such Multiemployer Plans shall have notified such withdrawing employer that such employer has incurred a withdrawal liability requiring a payment in an amount exceeding One Million Dollars ($1,000,000); or

         (k) LOSS OF LICENSE OR PERMITS. Any of the Licenses and Permits now held or hereafter acquired by Borrower shall be revoked or terminated and not renewed and the absence of any such Licenses and Permits would have a material adverse impact on the business, Property, prospects, profits or condition (financial or otherwise) of Borrower.

SECTION 6.2 ACCELERATION OF OBLIGATIONS. If any one or more of the Events of Default shall at any time occur and be continuing:

         (a) National City shall, by giving notice to Borrower (a "NOTICE OF ACCELERATION"), declare all of the Obligations, including the entire unpaid principal of the Notes, all of the unpaid interest accrued thereon, and any and all other sums payable by Borrower under this Agreement, the Notes, or any of the other Loan Documents, to be immediately due and payable; except that if there shall be an Event of Default under
                  Section 6.1(h) or (g), all of the Obligations, including the entire unpaid balance of all of the Notes, all of the unpaid interest accrued thereon and all (if any) other sums payable by Borrower under this Agreement, the Notes or any of the other Loan Documents shall automatically and immediately be due and payable without notice to Borrower; and except further that if there shall be an Event of Default under Section 6.1(g) or
                  (h), and if National City, in accordance with the terms of this Agreement, shall give a Notice of Acceleration to Borrower, Borrower shall not be required to pay any prepayment penalties in connection with the acceleration of any of the Obligations of Borrower. Thereupon, all of such Obligations which are not already due and payable shall forthwith become absolutely and unconditionally due and payable, without presentment, demand, protest or any further notice or any other formalities of any kind, all of which are hereby expressly and irrevocably waived.

         (b) National City may proceed to protect and enforce all or any of its rights, remedies, powers and privileges under this Agreement, the Notes or any of the other Loan Documents by action at law, suit in equity or other appropriate proceedings, whether for specific performance of any covenant contained in this Agreement, any Note or any of the other Loan Documents, or in aid of the exercise of any power granted to National City herein or therein.

SECTION 6.3 NO IMPLIED WAIVER; RIGHTS CUMULATIVE. No delay on the part National City in exercising any right, remedy, power or privilege hereunder, under any of the other Loan Documents or provided by statute, at law in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, remedy, power or privilege or be construed as a waiver of any Default or Event of Default or as an acquiescence therein. No right, remedy, power or privilege conferred on or reserved to National City under any of the Loan Documents or otherwise is intended to be exclusive of any other right, remedy, power or privilege. Each and every right, remedy, power and privilege conferred on or reserved to National City under any of the Loan Documents or otherwise shall be cumulative and in addition to each and every other right, remedy, power or privilege so conferred on or reserved to National City, and may be exercised at such time or times and in such order and manner as National City shall (in its sole and complete discretion) deem expedient.


                                    ARTICLE 7
                                    ---------

                        PROVISIONS OF GENERAL APPLICATION
                        ---------------------------------

SECTION 7.1 DURATION. This Agreement shall continue in full force and effect and the duties, covenants, and liabilities of Borrower hereunder and all the terms, conditions, and provisions hereof relating thereto shall continue to be fully operative until all Obligations to National City have been satisfied in full, PROVIDED, HOWEVER that notwithstanding the provisions of this Section 7.1 all Obligations shall be due and payable on the Maturity Date.

SECTION 7.2 NOTICES.

         (a) All notices and other communications pursuant to this Agreements shall be in writing, either delivered in hand or sent by recognized overnight delivery service or by first-class mail, postage prepaid, addressed as follows:

                  (i)      If to Borrower, to:

                           Developers Diversified Realty Corporation
                           34555 Chagrin Boulevard
                           Moreland Hills, Ohio 44022
                           Attn: William H. Schafer, Vice President and Chief Financial Officer

                           with a copy to:

                           Developers Diversified Realty Corporation
                           34555 Chagrin Boulevard
                           Moreland Hills, Ohio 44022
                           Attn:    Joan U. Allgood, Esq.,
                                    General Counsel

                  (ii)     If to National City, to:

                           National City Bank
                           1900 East Ninth Street
                           Cleveland, Ohio 44101
                           Attn:    Real Estate Industries Division,
                                    Gary L. Wimer, Vice President

                           with a copy to:

                           National City Bank
                           1900 East Ninth Street
                           Cleveland, Ohio 44114
                           Attn:    Law Department

         or to such other addresses or by way of such telex and other numbers as any party hereto shall have designated in a written notice to the other parties hereto.

         (b) Except as otherwise expressly provided herein, any notice or other communication given under this Agreement or any other Loan Document shall be deemed to have been duly given or made and to have become effective when delivered in hand to the party to which it is directed, or, if sent by overnight delivery service or by first-class mail, postage prepaid, and properly addressed in accordance with Section 7.2(a),

                  (i)      when received by the addressee; or

                  (ii) if sent by first-class mail, postage prepaid, on the third (3rd) Business Day following the day of the dispatch thereof, whichever shall be the earlier.

SECTION 7.3 SURVIVAL OF REPRESENTATIONS. All representations and warranties made by or on behalf of Borrower in this Agreement or any of the other Loan Documents shall be deemed to have been relied upon by National City notwithstanding any investigation made by National City. All such representations and warranties shall survive the making of each of the Loans until all of the Obligations shall have been paid in full.

SECTION 7.4 AMENDMENTS. Each of the Loan, amended Documents may be modified or supplemented in any respect whatever, only by a written instrument signed by Borrower and National City.

SECTION 7.5 COSTS, EXPENSES, TAXES AND INDEMNIFICATION.

         (a) Borrower absolutely and unconditionally agrees to pay to National City, and to reimburse National City for, all reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses) which shall at any time be incurred or sustained by National City or any of its directors or officers as a consequence of or any way in connection with:

                  (i) the preparation, negotiation, execution and delivery of the Loan Documents;

                  (ii) the continuation of the rights of National City in connection with respect to any Loan;

                  (iii) preparation, negotiation, execution, or delivery of any amendment or modification of any of the Loan Documents; or

                  (iv) in the granting by National City of any consents, approvals or waivers under any of the Loan Documents.

         (b) Borrower absolutely and unconditionally agrees to pay to National City and upon demand by National City at any time and as often as the occasion therefor may require, all reasonable out-of-pocket costs and expenses which shall be incurred or sustained National City or its directors or officers as a consequence of, on account of, in relation to or any way in connection with the exercise, protection or enforcement any of its rights, remedies, powers or privileges hereunder or under any of the Loan Documents or in connection with any litigation, proceeding or dispute arising from or related to any of the Loan Documents (including, but not limited to, all of the reasonable fees and disbursements of consultants, legal advisers, accountants, experts and agents for National City, the reasonable travel and living expenses away from home of employees, consultants, experts or agents of National City, and the reasonable fees of agents, consultants and experts of National City for services rendered on its behalf).

         (c) Borrower shall absolutely and unconditionally indemnify and hold harmless National City against any and all claims, demands, suits, actions, causes of action, damages, losses, settlement payments, obligations, costs, expenses and all other liabilities whatsoever which shall at any time or times be incurred or sustained by National City or by any of their respective shareholders, directors, officers, subsidiaries or Affiliates on account of, or in relation to, or in any way in connection with, any of the arrangements or transactions contemplated by, associated with or ancillary to this Agreement or any of the other Loan Documents, without regard to whether all or any of the transactions contemplated by, associated with or ancillary to this Agreement, or any of such Loan Documents shall ultimately be consummated.

         (d) Borrower hereby covenants and agrees that any sums expended National City for which National City is entitled to reimbursement under this Section 7.5 shall be due and payable within thirty (30) days after Borrower's receipt of written notice thereof from National City, and shall bear interest at the Default Interest Rate from the thirtieth (30th) day after the date on which Borrower receive such notice until the date such payment is made in full.

         (e) Borrower's indemnity obligations under this Section 7.5 shall not extend to any losses, costs, expenses or damages proximately caused by the gross negligence or willful misconduct of any party which, absent this Section 7.5(e), would be entitled to indemnification hereunder.

SECTION 7.6 SET-OFF. Borrower hereby confirms to National City the continuing and immediate rights of set-off of National City with respect to all deposits, balances and other sums credited by or due from National City or any of its offices or branches to Borrower, which rights are in addition to any other rights which National City may have under applicable law. If any principal, interest or other sum payable by Borrower to National City under the Notes or any of the Loan Documents is not paid punctually as and when the same shall first become due and payable, or if any Event of Default shall at any time occur and be continuing, any deposits, balances or other sums credited by or due from National City or any of their respective offices or branches to Borrower, may, without any prior notice of any kind to Borrower, and without any other conditions precedent now or hereafter imposed by statute, rule or law or otherwise (all of which are hereby expressly and irrevocably waived by Borrower), be immediately set off, appropriated and applied by National City toward the payment and satisfaction of the Obligations in such order and manner as National City (in its sole and complete discretion) may determine.

SECTION 7.7 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that

         (a) Borrower may not assign or delegate any of its rights or obligations hereunder without the express prior written consent of National City; and

         (b) National City may assign or delegate its rights or obligations hereunder.

SECTION 7.8 GOVERNING LAW; JURISDICTION AND VENUE.

         (a) This instrument and the rights and obligations of all parties hereunder shall be governed by and construed under the substantive laws of the State of Ohio, without reference to the conflict of laws principles of such state.

         (b) National City and Borrower hereby designate all state and federal courts of record sitting in Cleveland, Ohio as forums where any action, suit or proceeding in respect of or arising out of this Agreement, the Notes, Loan Documents, or the transactions contemplated by this Agreement may be prosecuted as to all parties, their successors and assigns, and each hereby consents to the jurisdiction and venue of such courts. Borrower waives any and all personal rights under the laws of any other state to object to jurisdiction within the State of Ohio for the purposes of litigation to enforce the Obligations. In the event any such litigation shall be commenced, Borrower agrees that service of process may be made, and personal jurisdiction over Borrower obtained, by service of a copy of the summons, complaint and other pleadings required to commence such litigation upon Borrower's appointed Agent for Service of Process in the State of Ohio, which the undersigned hereof designates to be: Joan U. Allgood, Esquire, 34555 Chagrin Boulevard, Moreland Hills, Ohio 44022. Borrower recognizes and agrees that such designation of agency has been created for Borrower's convenience and benefit, and shall not be revoked, withdrawn, or modified without the prior written consent of National City.

SECTION 7.9 WAIVER JURY. AS A MATERIAL INDUCEMENT FOR NATIONAL CITY TO EXTEND CREDIT AS PROVIDED HEREIN, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, BORROWER HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ARISING IN ANY WAY FROM THE OBLIGATIONS.

SECTION 7.10 WAIVERS. Borrower waives notice of nonpayment, demand, notice of demand, presentment, protest and notice of protest with respect to the Obligations, or notice of acceptance hereof, notice of the Loans made, credit extended, or any other action taken in reliance hereon, and all other demands and notices of any description, except for those notices which are expressly provided for herein. Borrower acknowledges and agrees that, as of the date hereof, all of

Borrower's outstanding loan obligations to National City are owed without any offset, defense, claim or counterclaim of any nature whatsoever.

SECTION 7.11 INTEGRATION OF SCHEDULES AND EXHIBITS. The Exhibits and Schedules annexed to this Agreement are part of this Agreement and are incorporated herein by reference.

SECTION 7.12 HEADINGS. The table of contents, headings of the Articles, Sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed to alter, limit or affect the scope, meaning or interpretation of any provision of this Agreement.

SECTION 7.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and signature pages from any counterpart may be appended to any other counterpart. All such counterparts shall together constitute a single, unified, agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

SECTION 7.14 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the balance of this Agreement and the application of all provisions of this Agreement to all other persons and circumstances shall not be affected thereby. Each provision of this Agreement shall remain valid and enforceable to the fullest extent permitted by law.

SECTION 7.15 ONE GENERAL OBLIGATION. All Loans under this Agreement constitute one loan, and all Obligations of Borrower under this Agreement and all of the other Loan Documents constitute one general obligation. All of the rights of National City contained in this Agreement shall likewise apply insofar as applicable to any modification of or supplement to this Agreement. No officers, directors, shareholders or employees of Borrower shall have any personal liability for any obligations under this Agreement or as a result of any documents or certificates delivered pursuant to this Agreement, except in cases of actual fraud or willful misconduct; provided, however, that nothing in this sentence shall be deemed in any way to limit the absolute and unconditional liability of Borrower for the full and timely payment, observance and performance of all of its obligations hereunder.

SECTION 7.16 CONFIDENTIALITY.

         (a) Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Borrower or one or more of its Affiliates by National City, or by their Affiliates, and Borrower hereby authorizes National City to share any information delivered to it by Borrower or its Affiliates pursuant to this Agreement, or in connection with their respective decisions to enter into this Agreement, with any such Affiliate, it being understood that any such Affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were a bank hereunder.

         (b) National City agrees to keep confidential, in accordance with its customary procedures for handling confidential information, any non-public information supplied to it by Borrower pursuant to this Agreement which is identified by Borrower as being confidential at the time the same is delivered to National City. Notwithstanding the foregoing to the contrary National City may disclose any such information:

                  (i) to the extent required by statute, rule, regulation or judicial process,

                  (ii)     to its counsel,

                  (iii)    to regulatory personnel. auditors or accountants,

                  (iv) in connection with any litigation to National City is a party,

                  (v) to an Affiliate of National City as provided in clause (a) above, or

                  (vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees to be bound by the provisions hereof.

                                   DEVELOPERS DIVERSIFIED REAL
                                   CORPORATION

                                   By: ________________________________
                                            Name:  William H. Schafer
                                            Title:  Vice President and Chief
                                                    Financial Officer


                                   NATIONAL CITY BANK

                                   By: ________________________________
                                            Gary L. Wimer
                                            Vice President

                                 PROMISSORY NOTE
                                 ---------------

$10,000,000.00                                           Cleveland, Ohio
                                                         November 13, 1996

FOR VALUE RECEIVED, the undersigned, DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation ("BORROWER"), promises to pay to the order of NATIONAL CITY BANK ("NATIONAL CITY"), at the main office of National City in Cleveland, Ohio, the principal sum of

                               TEN MILLION DOLLARS

(or, if less, the aggregate unpaid principal balance from time to time shown on the reverse side hereof or as may be entered in a loan account on National City's books and records, or both), together with interest computed in the manner provided in the Credit Agreement referred to below, which principal and interest is payable in accordance with provisions in the Credit Agreement.

This Note is issued pursuant to a Revolving Credit Agreement dated as of November 13, 1996, as amended from time to time (as amended, the "CREDIT AGREEMENT") by and between Borrower and National City.

Reference is made to the Credit Agreement for the definitions of certain terms, for provisions governing the making of subject loans, the acceleration of the maturity thereof, rights of prepayment, and for other provisions to which this note is subject. Any endorsement by the payee on the reverse side of this note (or any allonge thereto) shall be presumptive evidence of the data so endorsed.

                                   DEVELOPERS DIVERSIFIED REALTY
                                   CORPORATION


                                   By: ________________________________
                                        Name: William H. Schafer
                                        Title: Vice President and Chief Officer

                                    EXHIBIT A
                                    ---------


                              PAYMENT AUTHORIZATION
                              ---------------------

DEVELOPERS DIVERSIFIED REALTY CORPORATION ("BORROWER") under the Revolving Credit Facility dated as of November 13, 1996 ("CREDIT AGREEMENT") between Borrower and NATIONAL CITY BANK ("NATIONAL CITY"), hereby notifies National City that it is making a payment of $_________ in accordance with and pursuant to the terms of the Credit Agreement.

The payment of $_______________ represents:

         Principal                                   $_____________________

         Interest from _________                     $_____________________
         to __________

         Fees                                        $_____________________

         Others (including LIBOR                     $_____________________
         Breakage Costs)*

This payment of $____________ shall be transmitted to National City on ___________________ in the following manner:

Borrower hereby authorizes National City to transfer, withdraw, and/or deposit the funds in accordance with the instructions above.

                                    BORROWER:

                                    DEVELOPERS DIVERSIFIED REALTY
                                    CORPORATION

Dated: ________________             By:_______________________________________
                                        Name: ________________________________
                                        Title:________________________________


*        LIBOR Breakage Costs may not be payable at the time of such payment.
         Borrower agrees to pay such breakage costs in accordance with the terms of the Credit Agreement.

                                    EXHIBIT B
                                    ---------


                               REQUEST FOR ADVANCE
                               -------------------

DEVELOPERS DIVERSIFIED REALTY CORPORATION ("BORROWER") hereby requests an advance in the amount of $________________ pursuant to and in accordance with the terms and conditions of the Revolving Credit Facility dated as of November 13, 1996 ("CREDIT AGREEMENT"), between NATIONAL CITY BANK ("NATIONAL CITY"), and Borrower and Developers Diversified Finance Corporation.

Such advance in the amount of $ ___________________ shall be deposited to the account of Borrower on the date hereof.

Please notify ___________________ at Borrower to confirm the transmittal of funds.

To induce National City to make such advance, Borrower hereby represents to National City as follows:

1. The Outstanding Amount (as such term is defined in the Credit Agreement) shall not, giving effect to the advance hereby requested, exceed the Maximum Commitment.

2. All of the representations and warranties made by the Borrower in the Credit Agreement are true and correct on the date hereof, except for any representation or warranty limited by its terms to a specific date.

3.       No Default or Event of Default exists under the Credit Agreement.

4. The approval of this Request for Advance shall not be deemed to be a waiver by National City of any Default or Event of Default by the Borrower under the Credit Agreement.

                                     BORROWER:

                                     DEVELOPERS DIVERSIFIED REALTY
                                     CORPORATION


Dated: ______________                By:________________________________

                                     Name:______________________________

                                     Title:_____________________________

                                    EXHIBIT C
                                    ---------




                                COMMERCIAL LOANS
                         LOAN DISBURSEMENT AUTHORIZATION

You are hereby authorized and directed to disburse the proceeds of the loan which you are making to the undersigned in the following manner.

ISSUE CASHIER'S CHECK PAYABLE TO THE ORDER OF:

_____________________________________________________________          $____________

_____________________________________________________________          $____________

CREDIT ACCOUNT SHOWN BELOW:

NAME                                                          ACCT. #

DEVELOPERS DIVERSIFIED REALTY CORPORATION                     2856056           $ PERIODIC ADVANCES


PAY EXISTING OBLIGATIONS(S) SHOWN BELOW:

_____________________________________________________________          $____________

_____________________________________________________________          $____________

OTHER (WIRE TRANSFER, INTER-DEPARTMENT TRANSFER):

_____________________________________________________________          $____________

_____________________________________________________________          $____________

_____________________________________________________________          $____________


ADDITIONAL ADVANCES, TO BE DISTRIBUTED UPON REQUEST, NOT TO EXCEED TOTAL APPROVAL/NOTE.

DEVELOPERS DIVERSIFIED                        Total Disbursed $______________
REALTY CORPORATION
(an Ohio corporation)                         Total Approval/
                                              Note            $ 10,000,000.00

BY: _____________________________
TITLE: __________________________             DATE:            11/13/96
                                                    -------------------

                                   Developers
                                   Diversified
                               Realty Corporation


VIA MESSENGER
                                                              November 15, 1996

Mr. Gary Wimer
Real Estate Industries
National City Bank
1900 E. Ninth Street
Cleveland, Ohio 44114

          RE:    $10,000,000.00 Unsecured Revolving Credit Facility

Dear Gary:

         Enclosed are the following original documents:

1        Revolving Credit Facility dated as of November 13, 1996, executed by
         DDR;

2. Promissory Note in the principal amount of $10,000,000.00, executed by DDR;

3.       Secretary's Certificate, executed by Joan Allgood; and

4.       Certificate of Incumbency.

         The Secretary's Certificate has been revised. Per Joan Allgood's discussion with Bill Smith, it was agreed that the resolutions adopted by the Board of Directors regarding a borrowing of up to $50,000,000.00 were acceptable for this transaction. I also enclose our standard incumbency certificate as all officers of DDR have the authority to execute and deliver documents on behalf of the corporation.

         Thank you for your continued cooperation. Should you have any questions, please call me of Bill Schafer.

                                 Very truly yours,


                                 Elizabeth A. Berry
                                 Legal Assistant

Enclosures

cc:      Joan Allgood, Esq.
         William H. Schafer (w/enc.)

                                 PROMISSORY NOTE

$10,000,000.00                                            Cleveland, Ohio
                                                          November 13, 1996

FOR VALUE RECEIVED, the undersigned, DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation ("BORROWER"), promises to pay to the order of NATIONAL CITY BANK ("NATIONAL CITY"), at the main office of National City in Cleveland, Ohio, the principal sum of

                               TEN MILLION DOLLARS

(or, if less, the aggregate unpaid principal balance from time to time shown on the reverse side hereof or as may be entered in a loan account on National City's books and records, or both), together with interest computed in the manner provided in the Credit Agreement referred to below, which principal and interest is payable in accordance with provisions in the Credit Agreement.

This Note is issued pursuant to a Revolving Credit Agreement dated as of November 13, 1996, as amended from time to time (as amended, the "CREDIT AGREEMENT") by and between Borrower and National City.

Reference is made to the Credit Agreement for the definitions of certain terms, for provisions governing the making of subject loans, the acceleration of the maturity thereof, rights of prepayment, and for other provisions to which this note is subject. Any endorsement by the payee on the reverse side of this note (or any allonge thereto) shall be presumptive evidence of the data so endorsed.

                                   DEVELOPERS DIVERSIFIED REALTY
                                   CORPORATION

                                   By: ____________________________________
                                       Name:  William H. Schafer
                                       Title: Vice President and Chief
                                              Financial Officer

                             SECRETARY'S CERTIFICATE

         The undersigned, being the duly elected, qualified and acting Secretary of DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation ("BORROWER"), on this 15th day of November, 1996, certifies to NATIONAL CITY BANK ("NATIONAL CITY"), as follows:

         1. The Articles of Incorporation and Code of Regulations of Borrower have not been amended or modified in any manner since April 25, 1995 and they continue to remain in full force and effect.

         2. On March 23, 1995, the Directors of the Borrower adopted the resolutions set forth on Exhibit A attached hereto, and said resolutions have not been amended, modified or rescinded and are in full force and effect on the date hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto subscribed her name as of the day and year first above written.


                                             ________________________________
                                             Joan Allgood, Secretary

                                    EXHIBIT A

         RESOLVED, that the corporation borrow from time to time up to an aggregate principal amount not to exceed Fifty Million Dollars ($50,000,000) at any one time outstanding from a syndicate for which National City Bank will act as agent (the "Lenders") to fund acquisitions of properties, the construction of new facilities and for working capital and other corporate purposes for itself and affiliated entities.

         FURTHER RESOLVED, that any executive officer of the Corporation be, and each of them acting alone hereby is, authorized for and on behalf of the Corporation to execute and deliver a loan agreement, a security agreement, one or more mortgages, one or more promissory notes and other related documents and instruments (collectively, the "Loan Documents") , providing, among other things, for an interest rate equal to (a) the prime rate announced from time to time plus not in excess of 25 basis points or (b) LIBOR announced from time to time plus not in excess of 200 basis points; an increased default interest rate on overdue principal and interest payments; a maturity date of three years from the date of the definitive agreement; representations, warranties and covenants of the Corporation; events of default and the acceleration of indebtedness upon the occurrence of an event of default; and reimbursement and indemnification of the Lenders for expenses and losses incurred in connection with such borrowing, including attorneys' fees; and such other and different terms and conditions as the executive officer or officers executing the same may deem advisable and all as negotiated and agreed upon by the officers or officer executing the same, the execution of the Loan Documents to be conclusive evidence of such approval and such authority.

                            CERTIFICATE OF INCUMBENCY

         The undersigned, Joan Allgood, hereby certifies that:

         1. She is the duly elected and acting Secretary of Developers Diversified Realty Corporation, an Ohio corporation (the "Company"); and

         2. Each of the officers of the Company whose name and signature appear below is a duly elected, qualified and acting officer of the Company, holding the office or offices of the Company set forth opposite his or her name, and the signature set forth opposite his or her name is his or her own genuine signature:

NAME                                        TITLE                                                         SIGNATURE

Scott A. Wolstein          President & Chief                                  __________________________________________________
                            Executive Officer

James A. Schoff            Executive Vice President                           __________________________________________________
                            & Chief Operating Officer

Joan Allgood               Vice President, Secretary                          __________________________________________________
                            & General Counsel

Loren F. Henry             Vice President &                                   __________________________________________________
                            Director of Management

John R. McGill             Vice President &                                   __________________________________________________
                            Director of Development

William H. Schafer         Vice President, Treasurer                          __________________________________________________
                            & Chief Financial Officer



         IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate in the name and on behalf of the Company as of NOVEMBER 15, 1996.


                                               ______________________________
                                               Joan Allgood, Secretary

         The undersigned, Scott A. Wolstein, hereby certifies that he is the duly elected and acting President of the Company and that Joan Allgood is the duly elected and acting Secretary of the Company, that he is authorized on the Company's behalf to deliver the foregoing certificate and that the matters set forth in the foregoing certificate are true and correct.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate in the name and on behalf of the Company as of NOVEMBER 15, 1996.


                                         ___________________________________
                                         Scott A. Wolstein, President